UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

VERRA MOBILITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 PROXY

STATEMENT

We believe our actions have the ability to move
the world.

At Verra Mobility, our purpose is to enrich lives by making mobility safer and easier.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2026 at 9:00 a.m. Pacific Time

When Tuesday, May 19, 2026 9:00 a.m. Pacific Time	Where The Annual Meeting will be completely virtual; you will be able to attend by visiting www.virtualshareholdermeeting.com/VRRM2026	Record Date March 24, 2026

Dear Stockholder:

On behalf of the board of directors (our “Board”) of Verra Mobility Corporation (the “Company” or “Verra Mobility”), it is our pleasure to invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) on Tuesday, May 19, 2026 at 9:00 a.m. Pacific Time. The Annual Meeting will be completely virtual and will be held for the following purposes, as more fully described in the accompanying proxy statement:

ITEMS OF BUSINESS	BOARD RECOMMENDATION	FOR MORE INFORMATION
Proposal 1: To elect three Class II directors, Patrick J. Byrne, David M. Roberts, and John H. Rexford, to serve on our Board until our 2029 annual meeting of stockholders.	FOR	pg. 9
Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers.	FOR	pg. 17
Proposal 3: To approve, on an advisory non-binding basis, the frequency of future advisory non-binding votes on the compensation of our named executive officers.	1 YEAR	pg. 18
Proposal 4: To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	FOR	pg. 19

Stockholders will also transact any other business that may properly come before the Annual Meeting.

You will be able to attend the Annual Meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/VRRM2026 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or in the instructions that accompanied your proxy materials.

We expect to mail the Notice on or about April 6, 2026, and it will contain instructions on how to access our proxy statement and annual report. The Notice will also provide instructions on how to vote via the Internet or by telephone and receive a paper copy of our proxy materials by mail.

The record date for the Annual Meeting is March 24, 2026 (the “Record Date”). Only holders of our Class A Common Stock at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.

Your vote is important. Whether or not you expect to attend the Annual Meeting, we urge you to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the Annual Meeting if you attend via the Internet. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from your broker, bank or other agent. We look forward to your participation.

By order of the Board,

Jon Keyser
Executive Vice President, Chief Legal Officer and Corporate Secretary
Mesa, Arizona

April 6, 2026

The Verra Mobility Corporation 2026 annual meeting of stockholders (the “Annual Meeting”) will take place on Tuesday, May 19, 2026 at 9:00 a.m. Pacific Time and will be completely virtual. You are invited to attend if you are a holder of our Class A Common Stock (our “Class A Common Stock”) as of the close of business on March 24, 2026, the record date for the Annual Meeting (the “Record Date”), or hold a valid proxy. If you are a holder of our Class A Common Stock as of the Record Date, you are requested to vote on the proposals described in this Proxy Statement (this “Proxy Statement”).

You should read this entire Proxy Statement carefully before casting your vote. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only. The use of the terms “Verra Mobility,” “we,” “us,” “our,” or “Company,” in this Proxy Statement refer to Verra Mobility Corporation and, where appropriate, its subsidiaries.

Forward-Looking Statements

The discussion in this Proxy Statement contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include, but are not limited to, statements concerning our future operating results and financial position, growth opportunities and trends in the markets in which we operate, and management’s plans and objectives. The words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “project,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on them. Actual events or results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make.

For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), and subsequent quarterly reports and other filings filed with the Securities and Exchange Commission (the “SEC”) from time to time. All information provided in this Proxy Statement is as of the date of this Proxy Statement and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this Proxy Statement, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Company Highlights

VERRA MOBILITY HIGHLIGHTS

Verra Mobility delivers technology solutions and services to help make transportation safer, smarter, and more connected. As a global leader in smart mobility solutions operating on three continents, we sit at the center of the smart mobility ecosystem—bringing together vehicles, devices, information, and people to help our customers and their constituents solve complex transportation challenges.

BUSINESS SEGMENTS

COMMERCIAL SERVICES	GOVERNMENT SOLUTIONS	PARKING SOLUTIONS

Our Commercial Services segment offers toll and violation management solutions and title and registration services for commercial fleet customers, including rental car companies and fleet operators in North America. In Europe, we provide tolling and violations processing services. Our technology and data-driven insights are integrated with tolling authorities and rental car companies, allowing us to streamline billing for rental car companies and their customers.

Our Government Solutions business segment offers automated photo enforcement solutions to government customers, including end-to-end speed, red-light, school bus stop arm, and city bus lane enforcement camera systems. We work in partnership with law enforcement agencies, transportation departments, and school districts across North America and throughout the world. Our products and services are designed to positively impact driver behavior and make transportation safer and easier.

Our Parking Solutions business segment provides end-to-end commercial parking management solutions. We offer an integrated suite of parking software and hardware to universities, municipalities, healthcare facilities, parking operators, and transportation hubs in the United States and Canada to manage their complex parking operations, optimize their infrastructure, and make parking more efficient for their customers.

CORPORATE RESPONSIBILITY

Our corporate responsibility framework rests on four core pillars:

COMMUNITY	PLANET	PEOPLE	GOVERNANCE

Our products and services are central to the smart mobility ecosystem—providing environmentally sound solutions, preserving human life, and maintaining the safety of our communities.	Our policies and practices help to conserve resources and minimize waste throughout our operations.	We have created a purpose-driven culture in which all employees can thrive, work collaboratively, grow professionally, and give back to their communities.	Sound corporate governance provides the framework to manage our business and carry out our responsibilities for the short- and long-term benefit of our stockholders, employees, and communities.

2026 PROXY STATEMENT	1

Board of Directors and Corporate Governance

Board of Directors and Corporate Governance

Corporate Governance

We believe that sound corporate governance helps ensure that Verra Mobility is managed for the short- and long-term benefit of our stockholders. Our corporate governance guidelines (our “Corporate Governance Guidelines”) provide a foundation for Verra Mobility’s governance as a whole and describe the principles and practices that our board of directors (our “Board”) follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

▪
composition, structure and policies of our Board and its committees;
▪
determination of director qualification standards;
▪
expectations and responsibilities of directors;
▪
management succession planning;
▪
performance evaluation of our Board and each of its committees;
▪
principles of director compensation; and
▪
communications with stockholders and non-management directors.

Our Corporate Governance Guidelines are reviewed by our nominating and corporate governance committee from time to time to ensure that they effectively promote the best interests of both Verra Mobility and our stockholders and that they comply with applicable laws, regulations and Nasdaq Capital Market ("Nasdaq") requirements.

Code of Business Ethics and Conduct

Our Code of Business Ethics and Conduct (our “Code of Ethics”) is applicable to all of our directors, officers (including our principal executive officer (“PEO”), principal financial officer, and principal accounting officer) and employees. Our Code of Ethics is available on our investor relations website in the “Governance Highlights” section. We will post amendments to our Code of Ethics or any waivers of our Code of Ethics for our directors and executive officers on the same website.

Director Independence

Our Class A Common Stock is listed on Nasdaq. Under Nasdaq listing standards, a majority of our Board must be comprised of independent directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and, in the case of compensation committee and audit committee members, also meet heightened independence standards as set forth in the Nasdaq listing standards and, with respect to audit committee members, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each year, our Board reviews its composition, the composition of its committees, and the independence of each director. As a result of this review, our Board has determined that other than David M. Roberts, all of our directors are “independent” in accordance with the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Mr. Roberts is not independent given his position as our President and Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing standards.

In making this independence determination, our Board broadly considered all relevant facts and circumstances, including information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management. There are no family relationships among any of the directors or executive officers.

2	2026 PROXY STATEMENT

Board of Directors and Corporate Governance

Board of Directors Leadership

In accordance with our Corporate Governance Guidelines, we separate the roles of Chief Executive Officer and Chairman of the Board. These positions are currently held by David M. Roberts, as our President and Chief Executive Officer, and Patrick J. Byrne, as Chairman of the Board. We believe this leadership structure is appropriate for us due to the differences between the two roles. Our President and Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman provides guidance to our President and Chief Executive Officer, chairs meetings of our Board, sets the agendas for meetings of our Board, and provides information to the members of our Board in advance of such meetings. As a result of this leadership structure, our President and Chief Executive Officer is able to focus on developing and implementing our business strategies and objectives, and our Chairman is able to provide independent oversight and serve as an independent liaison between our management and the members of our Board. Due to his extensive executive leadership experience and service as chairman for other public company boards, we believe Mr. Byrne is well-suited to serve in his role as Chairman.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our Corporate Governance Guidelines provide that the non-employee directors will meet in executive sessions without management directors or Company management on a periodic basis but no less than once a year. The presiding director at executive sessions is the Chairman of the Board, or another non-employee director otherwise designated by the non-employee directors.

Communications with our Board of Directors

Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, c/o Chief Legal Officer at 2046 Riverview Auto Drive, Suite 300, Mesa, Arizona 85201. The communication should indicate that it contains a stockholder or interested party communication. In accordance with our Corporate Governance Guidelines, all such communications will be reviewed by our Chief Legal Officer, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of the Board.

INSIDER TRADING POLICY AND ANTI-HEDGING AND ANTI-PLEDGING

We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards, a copy of which is filed as an exhibit to our 2025 Annual Report. The insider trading policy includes restrictions and limitations on the ability of our directors, officers, and certain other employees to engage in transactions involving the hedging and pledging of our Class A Common Stock. Under the policy, hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, which allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and thus to continue to own our Class A Common Stock without the full risks and rewards of ownership, are prohibited. In addition, the policy addresses the practices of holding our Class A Common Stock in a margin account, under which the securities may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, and of pledging our Class A Common Stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material non-public information or otherwise is not permitted to trade in our securities, our directors, executive officers, and certain other employees are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

2026 PROXY STATEMENT	3

Board of Directors and Corporate Governance

Non-Employee Director Compensation Policy

Our Board adopted a Non-Employee Director Compensation Policy in February 2022 that establishes the compensation we pay to our non-employee directors, including cash compensation and equity awards under the Verra Mobility Amended and Restated 2018 Equity Incentive Plan. In December 2024, our Board updated the compensation amounts in the Non-Employee Director Compensation Policy for fiscal year 2025, and in December 2025, our Board resolved to make no changes to the compensation amounts paid to non-employee directors for fiscal year 2026. Please refer to page 15 for additional information about compensation paid to our non-employee directors.

Committees of our Board of Directors

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, which have the composition and responsibilities described below. Our Board may establish other committees to facilitate the management of our business. Copies of the charters of our audit, compensation, and nominating and corporate governance committees are available in the “Governance Highlights” section of our investor relations website. Non-employee members of our Board serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee consists of John H. Rexford, Patrick J. Byrne, and Cynthia A. Russo. The chairman of our audit committee is Mr. Rexford. Our Board has determined that all members of our audit committee are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements and are “audit committee financial experts” within the meaning of SEC regulations. In arriving at these determinations, our Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of our audit committee is to discharge the responsibilities of our Board with respect to our accounting, financial, and other reporting and internal control practices, and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

▪
selecting and appointing a registered public accounting firm for the purpose of preparing an audit report or performing other audit, review, or attest services for us;
▪
evaluating the independence and performance of the registered public accounting firm;
▪
reviewing and discussing with the independent auditors their annual audit plan, including the timing and scope of audit activities;
▪
recommending to the Board, on an annual basis, that the engagement of the independent auditor be submitted to the Company’s stockholders for ratification;
▪
pre-approving audit and permissible non-audit services;
▪
reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures on a regular basis;
▪
discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk;
▪
establishing and implementing policies relating to related person transactions, including reviewing and, if appropriate, approving or ratifying, new and ongoing transactions or courses of dealings between the Company and any “related person” (as defined in Item 404(a) of Regulation S-K) and any other potential conflict-of-interest situations on an ongoing basis in accordance with the Company’s Policy and Procedures With Respect To Related Person Transactions and Nasdaq rules, and report periodically to the full Board on any approved or ratified transactions;

4	2026 PROXY STATEMENT

Board of Directors and Corporate Governance

▪
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
▪
reviewing our program to monitor compliance with our Code of Ethics;
▪
reviewing significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect our ability to record, process, summarize, and report financial information, and any fraud that involves management or other employees who have a significant role in our internal control over financial reporting;
▪
reviewing and assessing technology-related risks, including but not limited to cybersecurity risks;
▪
conducting or authorizing investigations into matters within the audit committee’s scope of responsibilities; and
▪
recommending to our Board whether our financial statements should be included in our annual reports on Form 10-K.

Compensation Committee

Our compensation committee consists of Douglas L. Davis, Raj Ratnakar, and Cynthia A. Russo. The chairman of our compensation committee is Mr. Davis. Our Board has determined that all members of our compensation committee are independent under Nasdaq listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee may form subcommittees of at least two members for any purpose that the committee deems appropriate and may delegate to such subcommittees such power and authority as the committee deems appropriate except such power or authority that is required by any law, regulation or listing standard to be exercised by our compensation committee as a whole.

The purpose of our compensation committee is to discharge the responsibilities of our Board to oversee our compensation and employee benefit plans and practices. Specific responsibilities of our compensation committee include:

▪
evaluating annually the performance of our executive officers and determining and approving their compensation;
▪
reviewing and recommending to our Board the compensation of our non-employee directors;
▪
reviewing the goals and objectives of our executive compensation plan and recommending that our Board amend these plans if deemed appropriate;
▪
recommending for approval by the Board, the implementation or revision of our compensation recovery or “clawback” policies of the Company, and overseeing the administration of such policies;
▪
reviewing our general compensation plan and other employee benefit plans, including incentive compensation and equity-based plans, and recommending that our Board amend these plans if deemed appropriate; and
▪
reviewing and approving any severance or termination arrangements to be made with any of our executive officers.

2026 PROXY STATEMENT	5

Board of Directors and Corporate Governance

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee, consisting of Mr. Davis, Mr. Ratnakar, and Ms. Russo, is or has been an officer or employee of Verra Mobility. None of our executive officers currently serves, or during fiscal year 2025 has served, as a member of the compensation committee or board of directors (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity that has one or more executive officers serving on our compensation committee or our Board.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Michael P. Huerta, Douglas L. Davis, and John H. Rexford. The chairman of our nominating and corporate governance committee is Mr. Huerta. Our Board has determined that each member of our nominating and corporate governance committee is independent within the meaning of the applicable Nasdaq listing standards, is a non-employee director, and is free from any relationship that would interfere with the exercise of his independent judgment.

The purpose of our nominating and corporate governance committee includes identifying and recommending to our Board the director nominees for the next annual meeting of stockholders, and developing and recommending our Corporate Governance Guidelines and policies to our Board. Specific responsibilities of our nominating and corporate governance committee include:

▪
establishing criteria for the selection of new directors to serve on our Board;
▪
identifying and evaluating candidates for nomination to our Board;
▪
recommending the membership composition of the committees of our Board;
▪
recommending changes regarding corporate governance matters including changes to our certificate of incorporation and bylaws;
▪
reviewing compliance with Nasdaq’s corporate governance listing requirements;
▪
reviewing and assessing the Company's corporate responsibility initiatives;
▪
reviewing and reassessing the adequacy of our Code of Ethics and Corporate Governance Guidelines; and
▪
overseeing annual evaluations of our Board and the committees thereof.

Board of Directors and Committee Meetings and Attendance

Our Board is responsible for the oversight of our management and our strategy, and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule. They also hold special meetings and act by written consent from time to time.

Our Board met six times and acted by written consent on three occasions during our last fiscal year. Our audit committee met four times and acted by written consent twice during our last fiscal year. Our compensation committee met five times and acted by written consent on three occasions during our last fiscal year. Our nominating and corporate governance committee met three times during our last fiscal year. During our last fiscal year, each of our incumbent directors attended 96% of the meetings of our Board and of the committees on which he or she served during his or her period of service. We encourage our directors and nominees for director to attend our annual meetings of stockholders. In 2025, all of our directors attended our annual meeting of stockholders, with the exception of Raj Ratnakar.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance, and enhance stockholder value. A fundamental aspect of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for us, assesses the specific risks that we face, and reviews

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Board of Directors and Corporate Governance

management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also oversees our approach to risk management including the risks arising from data and cybersecurity threats. Our audit committee regularly receives (i) presentations and reports on cybersecurity risks, and (ii) prompt and timely information regarding any cybersecurity incident that meets established reporting thresholds, and ongoing updates regarding any such incident until it has been addressed. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines. Our compensation committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax- and audit-related risks. In addition, among other matters, management provides our audit committee with periodic reports on our compliance programs and practices.

Nominations Process and Director Qualifications

Nomination to our Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of our nominating and corporate governance committee in accordance with the committee’s charter, our policies, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and bylaws, using the same criteria to evaluate all such candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates, as appropriate, and our nominating and corporate governance committee may also engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth below under “Questions and Answers About These Proxy Materials, Voting, and the Annual Meeting.”

Director Qualifications

Our Board and nominating and corporate governance committee believe that an experienced and highly qualified Board fosters a robust, comprehensive, and balanced decision-making process for the continued, effective functioning of our Board and our success. Our nominating and corporate governance committee is responsible for developing and recommending to our Board director nominees with desired qualifications, expertise, and characteristics with the objective of developing an experienced and highly qualified Board.

In addition to the qualifications, qualities, and skills that are necessary to meet United States legal, regulatory, and Nasdaq listing requirements, and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and the charters of our Board committees, our nominating and corporate governance committee considers the following qualifications for membership on our Board: (i) experience in corporate governance, such as an officer or former officer of a publicly held company, (ii) experience in, and familiarity with, our business and industry, (iii) experience as a board member of another publicly held company, (iv) personal and professional character, integrity, ethics, and values, (v) practical and mature business judgment, including the ability to make independent analytical inquiries, (vi) academic

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Board of Directors and Corporate Governance

expertise in an area of our operations, and (vii) background in financial and accounting matters. Our nominating and corporate governance committee also seeks to promote diverse perspectives on the Board, factoring in professional background, education, skill, and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

8	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Proposal 1: Election of Class II Directors

Our Board has nominated each of Patrick J. Byrne, David M. Roberts, and John H. Rexford to serve, and each has agreed to stand for election at the Annual Meeting, as a Class II director to serve until the 2029 annual meeting of stockholders and until their successors have been duly elected, or if sooner, until their death, resignation or removal.

Our Board consists of seven members. At each annual meeting of stockholders, the successors to directors whose terms expire at the annual meeting will be elected to serve from the time of election until the third annual meeting following the election. Our directors are currently divided into the three classes as follows:

▪
Class I directors: Douglas L. Davis and Cynthia A. Russo, whose terms will expire at the annual meeting of stockholders to be held in 2028 and until their successors have been duly elected, or if sooner, until their death, resignation or removal;
▪
Class II directors: Patrick J. Byrne, David M. Roberts, and John H. Rexford, whose current terms will expire at the Annual Meeting, and whose terms if reelected at the Annual Meeting will expire at the annual meeting of stockholders to be held in 2029 and until their successors have been duly elected, or if sooner, until their death, resignation or removal; and
▪
Class III directors: Michael P. Huerta and Raj Ratnakar, whose terms will expire at the annual meeting of stockholders to be held in 2027 and until their successors have been duly elected, or if sooner, until their death, resignation or removal.

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Vote Required

Our directors are elected by a plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three Class II director nominees receiving the highest number of affirmative votes will be elected at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any such nominee becomes unavailable for election, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

Nominees

Our nominating and corporate governance committee seeks to assemble a Board that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its qualifications and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, diverse perspectives, and other qualities deemed critical to effective functioning of our Board.

2026 PROXY STATEMENT	9

Proposal 1: Election of Directors

Director Skills and Qualifications

The following skills and experience matrix represents our directors’ skills and those qualifications we deem necessary to implement our current strategy. The skills in our matrix will be evaluated year-over-year against our strategy and goals so that the matrix can serve as an up-to-date tool for identifying director nominees who collectively have the experience, qualifications, skills, and attributes to guide our Company. The skills matrix is not an exhaustive list of our directors' contributions to the Board, and represents a summary of technical expertise, managerial expertise, and/or working knowledge in the categories listed. We provide information in the following pages about each director, including certain experiences that led the Board to conclude that they should serve as directors of our Company.

BOARD SKILLS AND EXPERIENCE

Finance and Accounting		Operations and Risk Management
Capital markets, public company, financial or accounting management experience		Operations and enterprise or financial risk management experience
● ● ● ● ● ¡ ¡	5	● ● ● ● ● ● ●	7

Strategy and Mergers & Acquisitions		Global/International
Experience in long-term strategic planning or mergers and acquisitions		Experience in international operations and multinational business
● ● ● ● ● ● ●	7	● ● ● ● ● ● ●	7

Technology and Cybersecurity		Government, Legal or Regulatory
Technology, cybersecurity or data analytics experience		Senior experience in public sector, law or regulated industry
● ● ● ● ● ● ¡	6	● ● ● ● ● ● ¡	6

Industry Knowledge		Senior Leadership and Corporate Governance
Knowledgeable in the industries, markets and channels in which we operate		Senior management of public or private company/governmental entity and experience in corporate governance
● ● ● ● ● ● ¡	6	● ● ● ● ● ● ●	7

10	2026 PROXY STATEMENT

Proposal 1: Election of Directors

BOARD OF DIRECTORS AND DIRECTOR NOMINEES

The following table sets forth the age and positions held on our Board of each Class II director nominee and our other directors who will continue in office after the Annual Meeting, as of the date of this Proxy Statement:

Name	Age	Position/Office Held with Verra Mobility Corporation
Class I directors whose terms expire at the annual meeting of stockholders in 2028:
Cynthia A. Russo(1)(2)	56	Director
Douglas L. Davis(2)(3)	64	Director, Chairman of our Compensation Committee

Class II directors for election at the Annual Meeting:
Patrick J. Byrne(1)	65	Director, Director Nominee, Chairman of our Board
David M. Roberts	55	Director, Director Nominee, President and Chief Executive Officer
John H. Rexford(1)(3)	69	Director, Director Nominee, Chairman of our Audit Committee

Class III directors whose terms expire at the annual meeting of stockholders in 2027:
Michael P. Huerta(3)	69	Director, Chairman of our Nominating and Corporate Governance Committee
Raj Ratnakar(2)	58	Director

(1)
Member of our audit committee.
(2)
Member of our compensation committee.
(3)
Member of our nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend him or her for Board service.

Nominees for Election at the Annual Meeting Until the Annual Meeting of Stockholders to be Held in 2029

Patrick J. Byrne

Chairman of the Board Director Since: 2020 Age: 65	Committee: Audit

Patrick J. Byrne has served as a member of our Board since November 2020 and Chairman of the Board since 2022. Mr. Byrne also serves as chairman of the board of directors for Diebold Nixdorf (NYSE: DBD), GXO Logistics, Inc. (NYSE: GXO), and Stronvar Aerospace, since 2023, 2025, and 2025, respectively. Mr. Byrne served as an independent director of Micron Technology, Inc. (NASDAQ: MU) from 2011 to 2020, including as a member of Micron’s audit, nominating and governance, and compensation committees.

Mr. Byrne previously served as Senior Vice President of Operational Transformation at General Electric Company (NYSE: GE), from 2020 to 2024. He also previously served as the Chief Executive Officer of GE Renewable Energy’s Onshore Wind business from 2020 to 2024, leading the innovation, manufacturing, installation, and servicing of an installed base of more than 50,000 onshore wind turbines, and as Chief Executive Officer of GE Digital from 2019 to 2022, where he led the company’s software

2026 PROXY STATEMENT	11

Proposal 1: Election of Directors

business focused on digital transformation in grid operations, power generation, oil and gas, manufacturing, and aviation markets. Before joining GE in 2019, Mr. Byrne served as the Senior Vice President of Fortive’s (NYSE: FTV) Product Realization business from 2016 to 2019, President of Tektronix, a leading worldwide provider of measurement solutions, from 2014 to 2019, and Chief Technology Officer for Danaher’s (NYSE: DHR) test and measurement businesses.

Mr. Byrne holds a Bachelor of Science in Electrical Engineering from the University of California, Berkeley, and a Master of Science in Electrical Engineering from Stanford University. Mr. Byrne’s significant technological and operational experience makes him well-qualified to serve as a member of our Board.

David M. Roberts

Director Since: 2018 Age: 55	President and Chief Executive Officer

David M. Roberts has served as a member of our Board and as Verra Mobility’s President and Chief Executive Officer since October 2018. In this capacity, Mr. Roberts established a high-performing company centered on consistent financial performance, market leadership, and a results-driven culture. Mr. Roberts previously served as the President and Chief Executive Officer of American Traffic Solutions (“ATS”) from May 2018 until October 2018 and he served as ATS’ Chief Operating Officer from 2014 to 2018. Since May 2024, Mr. Roberts has also served as director, and member of the nominating and governance committee, of HNI Corporation (NYSE: HNI).

Prior to Verra Mobility, from 2012 to 2014, Mr. Roberts was the President and Chief Executive Officer of BillingTree, a multi-channel electronic payment platform company. Prior to joining BillingTree, from 2008 to 2012, Mr. Roberts was a Managing Director at Bank of America Merrill Lynch (NYSE: BAC), leading the Equity Plan Services business. Mr. Roberts joined Bank of America Merrill Lynch via its acquisition of Equity Methods, where he served as Chief Executive Officer.

Mr. Roberts has served as an Adjunct Professor at the W.P. Carey Graduate School of Business at Arizona State University. Mr. Roberts currently serves on the Parent Advisory Board for Baylor University.

Mr. Roberts earned an MBA from the University of Chicago Booth School of Business with concentrations in finance and strategy and a bachelor’s degree in business administration from Baylor University at the Hankamer School of Business. Mr. Roberts’ extensive Company and industry experience makes him well-qualified to serve as a member of our Board.

John H. Rexford

Director Since: 2018 Age: 69	Committees: Audit Nominating and Corporate Governance

John H. Rexford has served as a member of our Board since October 2018. Mr. Rexford is the Managing Director of Ramona Park Consulting LLC, which he founded in 2016. Mr. Rexford has over 37 years of finance experience that includes serving as Global M&A Head from 2010 to 2015 at Xerox Corporation (NYSE: XRX) and serving in various positions at Affiliated Computer Services, Inc. (which was acquired by Xerox Corporation), including Chief Financial Officer from 2006 to 2007. Mr. Rexford previously served as director and compensation committee member of Exela Technologies (NASDAQ: XELA) from 2017 to 2022.

Mr. Rexford holds a bachelor’s degree in business administration from Southern Methodist University and an MBA from the Cox School of Business at Southern Methodist University. Mr. Rexford’s significant

12	2026 PROXY STATEMENT

Proposal 1: Election of Directors

finance experience and financial expertise make him well-qualified to serve as a member of our Board.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES NAMED ABOVE TO ELECT THEM TO OUR BOARD.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Michael P. Huerta

Director Since: 2021 Age: 69	Committee: Nominating and Corporate Governance

Michael P. Huerta has served as a member of our Board since May 2021. Mr. Huerta currently serves as a transportation industry consultant. He previously served as Administrator for the United States Federal Aviation Administration (the “FAA”) from 2013 to 2018. Before being named Administrator, Mr. Huerta served as Acting Administrator of the FAA from 2011 to 2013 and FAA Deputy Administrator from 2010 to 2011. Mr. Huerta also served as Executive Vice President and Group President, Government Transportation, for Affiliated Computer Services, Inc., now Conduent, Inc. (NASDAQ: CNDT). Mr. Huerta has served as an independent director of Delta Air Lines, Inc. (NYSE: DAL) since 2018, where he chairs the safety and security committee and is a member of the audit committee and the corporate governance committee. As of March 2023, Mr. Huerta also serves on the board of directors of Joby Aviation, Inc. (NYSE: JOBY) and is a member of Joby Aviation’s compensation committee. In 2024, Mr. Huerta joined the board of trustees of The MITRE Corporation, a private, not-for-profit organization, where he also serves as a member of the governance and board development committee.

Mr. Huerta holds a bachelor’s degree in political science from the University of California, Riverside, and a master’s degree in public affairs with a concentration in international relations from Princeton University. Mr. Huerta’s significant transportation and administrative experience makes him well-qualified to serve as a member of our Board.

Raj Ratnakar

Director Since: 2024 Age: 58	Committee: Compensation

Raj Ratnakar has served as a member of our Board since February 2024. Mr. Ratnakar serves as an advisor for private equity firms, partnering with investing teams to pursue M&A targets and oversee portfolio company operating performance. Mr. Ratnakar previously served as Senior Vice President and Chief Strategy Officer of DuPont Corporation (NYSE: DD), a global multi-industrial, material science company, from 2019 to 2023. Prior to joining DuPont, Mr. Ratnakar served as Chief Strategy Officer for Fortive Corporation (NYSE: FTV), an industrial technology company and a publicly traded spin-off of Danaher Corporation (NYSE: DHR), from 2015 to 2019. Mr. Ratnakar’s previous experience also includes senior corporate leadership roles at Danaher and TE Connectivity (NYSE: TEL) and a leadership role for McKinsey & Company. Mr. Ratnakar spent the first 10 years of his career as an entrepreneur, building and growing software companies in the telecommunications and eCommerce markets.

Mr. Ratnakar holds an MBA from The Wharton School, University of Pennsylvania, and a Master of Science in Mechanical Engineering from the University of Maryland. Mr. Ratnakar’s extensive public and portfolio company experience and background in consulting and operations make him well-qualified to serve as a member of our Board.

2026 PROXY STATEMENT	13

Proposal 1: Election of Directors

Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Douglas L. Davis

Director Since: 2019 Age: 64	Committees: Compensation Nominating and Corporate Governance

Douglas L. Davis has served as a member of our Board since June 2019. Mr. Davis has served as a director of Oshkosh Corporation (NYSE: OSK) since 2021, where he serves as the chairman of the human resources committee, and of Cerence Corporation (NASDAQ: CRNC) since 2022, where he serves on the audit committee and compensation committee. Mr. Davis previously held various positions of increasing responsibility at Intel Corporation (NASDAQ: INTC) from 1984 to 2019, most recently as Senior Vice President of the Automated Driving Group and Senior Vice President and General Manager of the Internet of Things Group.

Mr. Davis holds a Bachelor of Science in Electrical Engineering from New Mexico State University and an MBA from W.P. Carey Graduate School of Business at Arizona State University. Mr. Davis’ significant technological expertise and operational experience make him well-qualified to serve as a member of our Board.

Cynthia A. Russo

Director Since: 2019 Age: 56	Committees: Audit Compensation

Cynthia A. Russo has served as a member of our Board since June 2019. Ms. Russo has served as a director of PAR Technology Corporation (NYSE: PAR), a leading food service technology provider, since 2015, and Verifone, Inc., a global payments technology and commerce enablement company, since 2021. She serves as the audit committee chair and a member of the compensation committee at PAR, where she previously served as lead director from 2015 to 2019. Ms. Russo is also the audit committee chair at Verifone. Ms. Russo previously served as a director, audit committee chair, and compensation committee member for UserTesting, Inc. (NYSE: USER), an enterprise SaaS platform for customer experience and human‑insights testing, from February 2021 until its acquisition and take‑private transaction in January 2023.

Ms. Russo currently serves as a CFO Operating Partner for K1 Investment Management at three portfolio companies: Simpro Holdings, Inc., a global SaaS platform for field service and trade operations (since November 2023); Panopto, Inc., a global, on-demand AI video learning platform for education institutions and enterprises (since December 2024); and Emporia Holdings, a technology platform supporting the resale industry with inventory and POS solutions (since December 2025). She previously served as a CFO Operating Partner for Canvas Solutions, Inc. (GoCanvas), a SaaS platform for field operations, inspections, and compliance workflows, from September 2023 until its sale in June 2024. Ms. Russo also served as Consulting Chief Financial Officer for Optoro, Inc., a technology solution for all stages of end-to-end retail returns lifecycle and reverse logistics, from March 2021 to September 2022, and served as Executive Vice President and Chief Financial Officer of Cvent, Inc. (NASDAQ: CVT), a cloud-based platform for meetings, events, and hospitality management, from September 2015 to September 2018. Earlier in her career, Ms. Russo served in a variety of senior financial leadership roles at MICROS Systems, Inc. (NASDAQ: MCRS), a global provider of enterprise software for hospitality and retail, including Executive Vice President and Chief Financial Officer, from April 2010 until the company’s acquisition by Oracle in September 2014.

Ms. Russo holds a bachelor’s degree in business administration from James Madison University and

14	2026 PROXY STATEMENT

Proposal 1: Election of Directors

is a Certified Public Accountant and Certified Internal Auditor. Her extensive financial accounting expertise, executive leadership experience, and operational and risk management background make her well-qualified to serve as a member of our Board.

Non-Employee Director Compensation

Our compensation committee reviews pay levels for non-employee directors at least annually, informed by feedback from Semler Brossy, our compensation consulting firm, which prepares a comprehensive assessment of our compensation program for non-employee directors. That assessment includes a review of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance practices.

Our Board adopted a Non-Employee Director Compensation Policy in February 2022, which it last updated in December 2024. The Non-Employee Director Compensation Policy establishes the compensation we pay to our non-employee directors, including cash compensation and equity awards granted under the Verra Mobility Amended and Restated 2018 Equity Incentive Plan, as amended.

We compensate our non-employee directors with a combination of (i) cash incentives and (ii) equity incentives in the form of time-based restricted stock units (“RSUs”), each pursuant to our Non-Employee Director Compensation Policy. Mr. Roberts, our President and Chief Executive Officer, also serves as a director and we compensate Mr. Roberts solely for serving as our President and Chief Executive Officer—see “Executive Compensation” below—and do not provide additional compensation for his service as a director. The following table describes our annual compensation arrangements with our non-employee directors for fiscal year 2025.

Cash(1)
Board member fee	$75,000
Chair fees(2)
Board of Directors	$90,000
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$15,000
Committee member fees
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
Equity
Director restricted stock unit grant(3)	$195,000

(1)
Amounts reflected in this table are annual amounts. Payments are made on a quarterly or annual basis at the election of each director pursuant to our Non-Employee Director Compensation Policy.
(2)
Committee chairs do not receive an additional fee for being a member of the committee they chair.
(3)
Annual equity awards with a grant date fair value of approximately $195,000 were granted in May 2025. The equity awards vest in full on the earlier of (a) the date immediately preceding the date of the next annual stockholder meeting following the grant or (b) one year from the grant date.

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Proposal 1: Election of Directors

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director in the fiscal year ending December 31, 2025. Mr. Roberts is not included in the table below because he did not receive additional compensation for his service as a director. The compensation received by Mr. Roberts as an employee is shown below in the “2025 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Patrick J. Byrne	176,069	194,989	371,058
Douglas L. Davis	100,000	194,989	294,989
Michael P. Huerta	90,000	194,989	284,989
John H. Rexford	105,000	194,989	299,989
Cynthia A. Russo	92,500	194,989	287,489
Raj Ratnakar	81,431	194,989	276,420

(1)
Amounts shown in this column reflect the total cash retainer earned by each non-employee director for Board and committee service during fiscal year 2025.
(2)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each equity award granted in 2025, computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our 2025 Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)
The aggregate dollar value of the 7,949 RSUs awarded to Patrick J. Byrne, Douglas L. Davis, Michael P. Huerta, Raj Ratnakar, John H. Rexford and Cynthia A. Russo on May 20, 2025 is based on $24.53 per unit, the fair market value of our Class A Common Stock on May 20, 2025.

We currently reimburse our non-employee directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and committees. All of our non-employee directors hold RSUs.

16	2026 PROXY STATEMENT

Proposal 2: Advisory Vote to Approve Executive Compensation

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (also known as a “say-on-pay” proposal). We currently plan to conduct this non-binding vote to approve executive compensation annually, with the next advisory vote taking place at the 2027 annual meeting of stockholders.

As described in the section entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the interests of our stockholders. We believe that our compensation program effectively aligns the interests of our employees and our stockholders and rewards superior short-term and long-term financial and operational performance. Please read the section entitled “Compensation Discussion and Analysis” beginning on page 28 and the compensation tables and narrative disclosure that follow for specific details about our executive compensation program. Your advisory vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement.

Accordingly, we are asking our stockholders to vote FOR the following resolution:

Resolved, that the stockholders hereby approve, on an advisory and non-binding basis, the compensation paid to Verra Mobility’s named executive officers, as disclosed in its proxy statement for the 2026 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The approval of this advisory proposal requires the affirmative vote of a majority of the votes cast by our stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

As an advisory vote, this proposal will not be binding on us, our Board or our compensation committee in any way. As such, the results of the vote will not create or imply any change to the fiduciary duties of any members of our Board. Notwithstanding the advisory non-binding nature of this vote, our Board values the opinions of our stockholders, and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

At our 2025 annual meeting of stockholders, approximately 94.6% of the votes cast, excluding broker non-votes and abstentions, on the non-binding advisory vote on the compensation of our named executive officers were voted in favor of the proposal.

Our Board recommends a vote FOR the approval, on an advisory non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

2026 PROXY STATEMENT	17

Proposal 3: Advisory Vote on Frequency of Say-on-Pay Vote

Proposal 3: Advisory Vote on Frequency of Say-On-Pay Vote

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory vote on how frequently a say-on-pay proposal should be included in our proxy statement (such vote on frequency is commonly referred to as a “say-on-frequency” vote). By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory non-binding votes to approve the compensation of our named executive officers every one, two or three years. Our Board has determined that an annual advisory non-binding vote to approve the compensation of our named executive officers will allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

Vote Required

Stockholders will not be voting to approve or disapprove of the recommendation of our Board. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every 1 YEAR, 2 YEARS, or 3 YEARS, or ABSTAIN from voting). The frequency that receives the highest number of votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency selected by our stockholders.

As an advisory vote, this proposal will not be binding on the Company, our Board, or our compensation committee in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board. Our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory non-binding vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. Notwithstanding the advisory non-binding nature of this vote, our Board values the opinions of our stockholders, and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

Our Board recommends a vote of 1 YEAR for the frequency of future non-binding votes on our named executive officers' compensation.

18	2026 PROXY STATEMENT

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Deloitte has been our independent registered public accounting firm since September 20, 2023.

Representatives of Deloitte are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, make a statement. Our Board is submitting this selection as a matter of sound corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Board will reconsider whether or not to retain Deloitte. Even if the selection is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required

An affirmative vote from holders of a majority of the votes cast by our stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be required to ratify the selection of Deloitte.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by our independent registered public accounting firm for the fiscal years ending December 31, 2024 and December 31, 2025, respectively.

	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024
Type of Fees	($)	($)
Audit Fees(1)	4,966,238	5,139,303
Audit-Related Fees(2)	—	—
Tax Fees(3)	50,071	720,000
All Other	1,895	1,895
Total Fees	5,018,204	5,861,198

(1)
Audit Fees. Audit fees consist of fees for professional services rendered for the integrated audit of our year-end consolidated financial statements and related services that are provided by our independent registered public accounting firm in connection with statutory and regulatory filings, including the review of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, fees paid for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and foreign statutory audits.
(2)
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)
Tax Fees. Tax fees consist of fees billed for tax consultation services for professional services relating to tax compliance, tax planning, and tax advice.

2026 PROXY STATEMENT	19

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm

Audit Committee Approval

In addition to approving all of the foregoing services, our audit committee pre-approves all audit services, audit-related services, permissible non-audit services (e.g., tax and other services), and select other services on a case-by-case basis provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. For fiscal years 2024 and 2025, services provided by Deloitte were approved by our audit committee in accordance with this policy.

Our Board recommends a vote FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

20	2026 PROXY STATEMENT

Report of the Audit Committee

Report of THE Audit Committee

On behalf of our Board, our audit committee oversees the financial reporting process, which includes establishing and maintaining internal controls and preparing our consolidated financial statements, for which management has responsibility. Our independent registered public accounting firm, Deloitte, is responsible for performing an audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with United States generally accepted accounting principles and expressing an opinion as to the effectiveness of our internal controls over financial reporting.

Our audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with our management. Our audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as issued by the Public Company Accounting Oversight Board (“PCAOB”), and the applicable requirements of the SEC. Our audit committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with our audit committee concerning independence, and has discussed with Deloitte its independence. Based on the foregoing, our audit committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee

John H. Rexford (Chairman)

Patrick J. Byrne

Cynthia A. Russo

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2026 PROXY STATEMENT	21

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock as of the Record Date:

▪
each of our named executive officers;
▪
each of our directors;
▪
all directors and executive officers as a group; and
▪
each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Class A Common Stock.

The percentage of shares beneficially owned shown in the table is based on 151,906,484 shares of Class A Common Stock outstanding as of the Record Date. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our Class A Common Stock underlying stock options and time-based RSUs held by the person that are currently exercisable or exercisable within 60 days of the Record Date. However, we did not deem such shares of our Class A Common Stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of our Class A Common Stock shown as beneficially owned by them. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Verra Mobility Corporation, 2046 Riverview Auto Drive, Suite 300, Mesa, Arizona 85201. The information provided in the table below is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

22	2026 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

	Shares Beneficially Owned Class A Common Stock Shares(1)	% of Voting Power(†)
5% Beneficial Owners(2)
BlackRock, Inc.(3)	22,723,449	14.96%
T. Rowe Price Associates, Inc.(4)	9,612,440	6.33%
Named Executive Officers
David M. Roberts(5)	1,281,797	*
Craig C. Conti(6)	152,622	*
Jonathan Baldwin(7)	90,658	*
Jonathan Keyser(8)	19,639	*
Stacey Moser	—	*
Steve Lalla(9)	121,347	*
Directors(10)
Patrick J. Byrne	46,362	*
Douglas L. Davis	56,064	*
Michael P. Huerta	26,203	*
Raj Ratnakar	16,152	*
John H. Rexford	55,453	*
Cynthia A. Russo	56,064	*
All directors and executive officers as a group (12 persons)	1,922,361	1.27%

* Denotes less than 1%.

(†) Each share of Class A Common Stock will be entitled to one vote per share.

(1)
Includes shares of Class A Common Stock issuable pursuant to derivatives exercisable within 60 days of the Record Date.
(2)
In a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) reported aggregate beneficial ownership of 17,235,167 shares of Class A Common Stock, which would constitute approximately 11.35% of all shares of Class A Common Stock on the Record Date. However, in a Schedule 13G/A filed with the SEC on March 27, 2026, Vanguard reported that it beneficially owns 0% as of March 13, 2026, following an internal realignment pursuant to which Vanguard’s beneficial ownership has been disaggregated. In its Schedule 13G/A, Vanguard noted that (i) certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard and (ii) that Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. Accordingly, Vanguard is not included among the 5% beneficial owners presented in the table.
(3)
Based on information contained in a Schedule 13G/A filed on July 18, 2025, BlackRock, Inc. beneficially owns 22,723,449 shares of Class A Common Stock, including (i) sole voting power over 22,442,094 of the reported shares, (ii) shared voting power over zero of the reported shares, (iii) sole dispositive power over 22,723,449 of the reported shares, and (iv) shared dispositive power over zero of the reported shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

2026 PROXY STATEMENT	23

Security Ownership of Certain Beneficial Owners and Management

(4)
Based on information contained in a Schedule 13G filed on February 17, 2026, T. Rowe Price Associates, Inc. beneficially owns 9,612,440 shares of Class A Common Stock, including (i) sole voting power over 9,539,701 of the reported shares, (ii) shared voting power over zero of the reported shares, (iii) sole dispositive power over 9,612,398 of the reported shares, and (iv) shared dispositive power over zero of the reported shares. The business address of T. Rowe Price Associates, Inc. is 1307 Point Street, Baltimore, Maryland 21231.
(5)
Consists of (i) 842,569 shares of Class A Common Stock held by Mr. Roberts, (ii) 219,745 shares of Class A Common Stock held by David & Kimberly Roberts Family Trust UA dated 12/13/2006 for the benefit of Mr. Roberts and of which Mr. Roberts is a trustee, and (iii) 219,483 vested and exercisable stock options held by Mr. Roberts.
(6)
Consists of (i) 102,409 shares of Class A Common Stock, (ii) 29,896 vested and exercisable stock options, (iii) 5,369 RSUs, and (iv) 14,948 unvested stock options, the latter two of which vest on May 11, 2025, held by Mr. Conti.
(7)
Consists of (i) 37,887 shares of Class A Common Stock, (ii) 31,390 vested and exercisable stock options, (iii) 10,917 RSUs, and (iv) 10,464 unvested stock options, the latter two of which vest on May 11, 2025, held by Mr. Baldwin.
(8)
Consists of (i) 13,448 shares of Class A Common Stock and (ii) 6,191 vested and exercisable stock options held by Mr. Keyser.
(9)
Consists of (i) 66,016 shares of Class A Common Stock and (ii) 55,331 vested and exercisable stock options held by Mr. Lalla as of July 30, 2025, the date on which Mr. Lalla departed from the Company.
(10)
Shares listed for non-employee directors include 7,949 shares of Class A Common Stock issuable upon the vesting of 7,949 RSUs held by each of Patrick J. Byrne, Douglas L. Davis, Michael P. Huerta, Raj Ratnakar, John H. Rexford, and Cynthia A. Russo, all of which will vest prior to the Annual Meeting. See the section titled “Non-Employee Director Compensation” above.

24	2026 PROXY STATEMENT

Executive Officers

Executive Officers

The following is biographical information for the executive officers, and all persons chosen to become executive officers, as of the date of this Proxy Statement:

Name	Age	Position
David M. Roberts	55	President and Chief Executive Officer
Craig C. Conti	48	Executive Vice President, Chief Financial Officer
Stacey Moser	48	Executive Vice President, Commercial Services
Jonathan Baldwin	51	Executive Vice President, Government Solutions
Jonathan Keyser	44	Executive Vice President, Chief Legal Officer
Lin Bo	40	Senior Vice President, Parking Solutions

David M. Roberts
President and Chief Executive Officer Years of Service: 12 Age: 55

Mr. Roberts has served as a member of our Board and as Verra Mobility’s President and Chief Executive Officer since October 2018. In this capacity, Mr. Roberts established a high-performing company centered on consistent financial performance, market leadership, and a results-driven culture. Mr. Roberts previously served as the President and Chief Executive Officer of ATS from May 2018 until October 2018 and he served as ATS’ Chief Operating Officer from 2014 to 2018. Since May 2024, Mr. Roberts has also served as director, and member of the nominating and governance committee, of HNI Corporation (NYSE: HNI).

Prior to Verra Mobility, from 2012 to 2014, Mr. Roberts was the President and Chief Executive Officer of BillingTree, a multi-channel electronic payment platform company. Prior to joining BillingTree, from 2008 to 2012, Mr. Roberts was a Managing Director at Bank of America Merrill Lynch (NYSE: BAC), leading the Equity Plan Services business. Mr. Roberts joined Bank of America Merrill Lynch via its acquisition of Equity Methods, where he served as Chief Executive Officer.

Mr. Roberts has served as an Adjunct Professor at the W.P. Carey Graduate School of Business at Arizona State University. Mr. Roberts currently serves on the Parent Advisory Board for Baylor University.

Mr. Roberts earned an MBA from the University of Chicago Booth School of Business with concentrations in finance and strategy and a bachelor’s degree in business administration from Baylor University at the Hankamer School of Business.

2026 PROXY STATEMENT	25

Executive Officers

Craig C. Conti
Executive Vice President, Chief Financial Officer Years of Service: 4 Age: 48

Craig C. Conti has served as Verra Mobility’s Executive Vice President and Chief Financial Officer since April 2022. Mr. Conti’s previous global financial leadership roles include serving as the CFO for Century Aluminum Company (NASDAQ: CENX) from 2018 to 2022 and Illinois Tool Works’ (NYSE: ITW) welding business from 2014 to 2018, and leading financial planning and analysis for GE HealthCare’s (NASDAQ: GEHC) IT business from 2013 to 2014. Mr. Conti began his career at GE, where he gained a wide range of finance, operations, and strategy experience over the course of 15 years.

Mr. Conti holds an MBA from the Kellogg School of Business at Northwestern University, and he earned a Bachelor of Science in Finance from Siena College.

Stacey Moser
Executive Vice President, Commercial Services Years of Service: 1 Age: 48

Stacey Moser has served as Verra Mobility’s Executive Vice President, Commercial Services, since July 2025. Prior to joining Verra Mobility, Ms. Moser served as Chief Commercial Officer at Universal Robots, a leading provider of collaborative robotics, from 2023 to 2025. Prior to joining Universal Robots, she served as the Chief Commercial Officer of GE Digital’s power grid automation software business from 2021 to 2023. She also served as Vice President, Global Sales & Operations, at Tektronix, a Fortive Corporation (NYSE: FTV) company, from 2017 to 2022, and held leadership roles in market development, go-to-market strategy, and product development at Texas Instruments, Inc. (NASDAQ: TXN) and Motorola (NYSE: MSI).

Ms. Moser earned a Bachelor of Science in Electrical Engineering from Purdue University.

Jonathan Baldwin
Executive Vice President, Government Solutions Years of Service: 4 Age: 51

Jonathan Baldwin has served as Verra Mobility’s Executive Vice President, Government Solutions, since April 2022. Mr. Baldwin previously served as President of Fortive’s (NYSE: FTV) Gems, Sensors and Controls business, a global supplier of industrial sensors and control components, from 2019 to 2022. Prior to joining Fortive, Mr. Baldwin served as the General Manager for Texas Instruments’ (NASDAQ: TXN) Precision Signal Path business unit from 2015 to 2017. He also held leadership roles in marketing, business development, and strategy for National Semiconductor Corporation, Samplify Systems, Inc. and Analog Devices, Inc. (NASDAQ: ADI). He began his career at Raytheon Technologies as a systems engineer.

Mr. Baldwin earned an MBA and a Master of Science in Electrical Engineering from Northeastern University in Boston, and a Bachelor of Science in Electrical Engineering from the University of Connecticut.

26	2026 PROXY STATEMENT

Executive Officers

Jonathan Keyser
Executive Vice President, Chief Legal Officer Years of Service: 3 Age: 44

Jonathan Keyser has served as Verra Mobility’s Executive Vice President and Chief Legal Officer since December 2022. In 2025, Mr. Keyser was also appointed to serve as our Chief Transformation Officer. He continues to serve as our Chief Compliance Officer and Corporate Secretary. Prior to joining Verra Mobility, Mr. Keyser served as Vice President and General Counsel of Honeywell Performance Materials and Technologies (PMT), a business unit of Honeywell International (NASDAQ: HON) that developed process technologies, automation solutions, advanced materials, hardware, chemicals, services, and industrial software, and as Vice President and General Counsel of Honeywell’s UOP and Aerospace Integrated Supply Chain business units, from 2019 to 2022. Prior to Honeywell, Mr. Keyser served as Assistant General Counsel and Managing Counsel at Harley-Davidson Motor Company (NYSE: HOG) from 2016 to 2019, and was an attorney at Hogan Lovells US LLP from 2010 to 2016. Between 2014 and 2016, Mr. Keyser served as a member of the Colorado State House of Representatives.

Mr. Keyser holds a Bachelor of Science from the United States Air Force Academy and a law degree from the University of Denver Sturm College of Law.

Lin Bo
Senior Vice President, Parking Solutions Years of Service: 2 Age: 40

Lin Bo has served as Verra Mobility’s Senior Vice President, Parking Solutions, since September 2024. Prior to joining Verra Mobility, Ms. Bo served as General Manager of FG Clean Wipes and Whirl-Pak at Filtration Group, a global market-leading provider of mission-critical filtration solutions, from 2023 to 2024, where she oversaw two business units in the sampling collection and clean room market. Before joining Filtration Group, she spent nine years at Danaher Corporation (NYSE: DHR), a global conglomerate operating across the industrial, life science, and diagnostics sectors. During her time at Danaher, Ms. Bo held roles of increasing responsibilities, including leading lean transformation at a contract development and manufacturing organization and leading teams in North America and the Asia-Pacific region to drive profitable growth through customer focus. Ms. Bo began her career as a consultant at ZS Associates, a management consulting firm that provides strategy, growth, and technology solutions.

Ms. Bo earned an MBA from Harvard Business School and a Bachelor of Science in Engineering from the University of Toronto.

2026 PROXY STATEMENT	27

Executive Compensation

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers. This CD&A also describes our executive compensation philosophy, objectives and design, as well as the manner in which we award, and our named executive officers earn, such compensation.

This CD&A focuses on the compensation of our Named Executive Officers for fiscal year 2025, which Named Executive Officers include:

•
David M. Roberts, President and Chief Executive Officer;
•
Craig C. Conti, Executive Vice President, Chief Financial Officer;
•
Stacey Moser, Executive Vice President, Commercial Services;
•
Jonathan Baldwin, Executive Vice President, Government Solutions;
•
Jonathan Keyser, Executive Vice President, Chief Legal Officer; and
•
Steve Lalla, Former Executive Vice President, Commercial Services(1).

(1) Mr. Lalla departed from the Company, effective July 30, 2025.

Compensation Philosophy and Objectives

Our approach to executive compensation is primarily driven by our commitment to aligning executive compensation with the interests of our stockholders by emphasizing performance-based incentive compensation focused on objectives that our Board believes have a significant impact on stockholder value.

We recognize that an effective compensation strategy and philosophy is critical to recruiting, incentivizing, and retaining key employees who contribute to the achievement of our short-term and long-term success and thereby create value for our stockholders. The compensation committee believes that the design of these programs reinforces the following approach:

28	2026 PROXY STATEMENT

Executive Compensation

Element	Approach
Pay for Performance

A significant portion of pay for our named executive officers is at-risk and tied to performance objectives that align total compensation with the Company’s long-term sustainable growth strategy, annual financial objectives, and stockholder return.

At-risk compensation includes short-term cash incentives and long-term performance-based equity incentives.

Align with Stockholders

Our compensation programs align executive officers’ interests with those of our stockholders, by providing equity-based forms of compensation and tying pay to Company and stock performance. We remain committed to a culture of shared success through long-term equity awards.

Our governance practices enable us to effectively administer our equity incentives.

Drive Sustainable Growth

We leverage our compensation programs to invest in and reward top talent to drive the Company’s long-term growth, while ensuring executives are held accountable to our strategic objectives.

We incentivize our executive officers to make decisions that foster lasting value creation. Our compensation programs encourage executives to focus on strategies that support innovation, operational efficiency, and sustainable long-term growth.

Reflects a Balanced Mix

Executive total target direct compensation is delivered through a combination of cash incentives offered as base pay and short-term cash incentive, and equity incentives offered as long-term compensation divided between performance share units (“PSUs”) and RSUs, with greater emphasis on PSUs.

Long-Term Talent Retention	Long-term equity represents a significant component of our executives’ compensation, providing incentive for long-term retention and sustained high performance.
Ensure Competitive Attraction

Our compensation programs are designed to attract, reward, and retain talented and highly qualified executive officers whose impact and experience are critical to our success.

We use market-based pay information to align each executive officer’s compensation to their positions, responsibilities, and impact.

Underpinning our compensation philosophy is our belief that Verra Mobility is a growth company with the potential to have a significant impact on the global smart mobility technology solutions and services industry. Achieving that potential should result in value creation for our stockholders.

2026 PROXY STATEMENT	29

Executive Compensation

2025 COMPANY PERFORMANCE HIGHLIGHTS

In 2025, we delivered strong results aligned with macro trends across our business segments. Total revenue for fiscal year 2025 was $979.1 million, an increase of 11.4% compared to $879.2 million for fiscal year 2024. Net income for fiscal year 2025 was $136.6 million, or $0.85 per share, based on 161.3 million diluted weighted average shares outstanding, and Adjusted EBITDA was $415.9 million for fiscal year 2025, compared to $401.6 million for fiscal year 2024.

The graph below compares the cumulative total return on our Class A Common Stock with that of the S&P 500 Index, the S&P Composite 1500 Data Processing & Outsourced Services Index, and the Russell 2000 Index. The period shown commences on December 31, 2020 and ends on December 31, 2025, the end of our last fiscal year. The graph assumes an investment of $100 in each of the above on the close of market on December 31, 2020. We did not declare or pay any dividends on our Class A Common Stock during the comparison period. The stock performance graph is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return
$250
$200
$150
$100
$50
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
Verra Mobility Corporation
S&P 500 Index
S&P Composite 1500 Data Processing & Outsourced Services Index
Russell 2000 Index

30	2026 PROXY STATEMENT

Executive Compensation

Key Compensation Highlights

Verra Mobility’s executive compensation program was designed to be consistent with its executive compensation principles, objectives, and commitment to sound corporate governance.

▪
Moderate increases to target cash compensation for 2025. Target cash compensation increases for our named executive officers were made in February 2025 and ranged from 2% to 10%. Mr. Keyser's total cash compensation was increased in September 2025 for retention purposes and to reflect market-based adjustments, effective as of September 19, 2025.
▪
Fiscal year 2025 business segment and consolidated financial results exceeded revenue targets under the Verra Mobility Corporation Annual Incentive Plan (the “AIP”) and reflected strong overall performance against key financial metrics. The AIP for fiscal year 2025 was based on Company and business segment revenue and Adjusted EBITDA performance, as well as individual objectives. Our business segments achieved approximately 90% of their Adjusted EBITDA (i.e., segment profit) targets and an average of 120% of revenue targets. On a consolidated basis, Adjusted EBITDA was 85% of target and revenue was 125% of target.
▪
2025 long-term incentive awards to named executive officers were majority performance-based. Our long-term incentive awards consist of a mix of RSUs and PSUs based on relative total stockholder return (“TSR”), which are both intended to strengthen the alignment between pay outcomes and our financial performance while aligning the interests of our executives to those of our stockholders. Our Chief Executive Officer receives an equity mix of 70% PSUs and 30% RSUs, and our other named executive officers receive an equity mix of 60% PSUs and 40% RSUs. Executives hired mid-year typically receive a sign-on grant of RSUs and participate in PSUs beginning with the first full annual grant cycle following their hire.

The number of PSUs that may vest is based on the achievement of threshold (minimum required for a payout), target or maximum levels and may range from 50% to 150% of the target number of shares. If we do not achieve the threshold level, then no shares will vest. If our achievement falls between the threshold, target or maximum levels, the portion of the award that may vest will be determined based on straight-line interpolation. If our absolute TSR is negative over the three-year performance period, the number of PSUs that may vest will be capped at 100% of the target number of shares.

2026 PROXY STATEMENT	31

Executive Compensation

COMPENSATION ELEMENTS

The compensation committee evaluates our executive compensation programs annually with the goal of maintaining competitive compensation levels. In doing so, it reviews the effectiveness of our programs and their alignment with market practices and our peer group, taking into account individual performance and impact, economic trends, retention objectives, and other relevant factors. Our compensation program in fiscal year 2025 consisted of base salary, annual cash incentives, and long-term incentives.

The compensation committee evaluates the overall mix of cash and equity compensation, short-term and long-term compensation, and performance-based and fixed compensation, with reference to market practices and the objectives of our compensation program. The following table summarizes the primary elements and objectives of our fiscal year 2025 compensation program for executive officers, including our named executive officers.

Element	Description	Primary Objectives
Base Salary

Fixed Compensation: Ongoing cash compensation based on the executive officer’s role and responsibilities, individual job performance, and experience. Size reflects role responsibility and market benchmarking against our peer group.

Attraction and retention

Short-Term Incentive

Variable Compensation: Annual Incentive Plan with target award amounts for each executive officer, reflective of market practice and expressed as a percentage of base salary. Actual cash payouts are formulaic and linked to achievement of consolidated and business segment annual revenue and Adjusted EBITDA goals, as well as individual performance.

Drive pay for performance by incentivizing and rewarding business outcomes and individual performance Motivate accomplishment of short-term objectives

Long-Term Incentive

Variable Compensation: Long-Term Incentive Plan ("LTIP") opportunity is based on market practices, which include competitive benchmarking, role responsibility, retention objectives, and long-term individual impact.

Our named executive officers received annual equity awards during 2025, comprised of a combination of 70% PSUs and 30% RSUs for our Chief Executive Officer, and 60% PSUs and 40% RSUs for our other named executive officers. RSUs vest over four years in equal installments. PSUs vest three years from the grant date and are based on the achievement of challenging milestones based on our three-year relative TSR performance.

Align with stockholder interests Attract and retain key talent

Our compensation approach is to deliver a significant portion of each executive’s total target direct compensation in the form of at-risk, performance-based components, and in 2025, a significant portion of our executive compensation consisted of variable, at-risk compensation that was dependent on achievement of goals in the AIP and long-term incentive awards based on Company performance.

32	2026 PROXY STATEMENT

Executive Compensation

Approximately 89% of our Chief Executive Officer’s compensation for 2025 was delivered in variable compensation elements, and approximately 76% of our other named executive officers’ overall compensation, on average, was delivered in at-risk variable compensation. The charts below reflect the mix of base pay, AIP target opportunity, and LTIP target opportunity for our Chief Executive Officer and for our other named executive officers.

CEO Compensation
Base Pay: 11.4%
Short Term Incentive: 11.4%
Long Term Incentive: 77.2%

NEO Compensation

Base Pay: 23.7%
Long Term Incentive: 58.8%
Short Term Incentive: 17.5%

COMPENSATION GOVERNANCE

Our compensation committee recognizes that the success of our executive compensation program requires a robust framework of compensation governance. As a result, our compensation committee regularly reviews executive compensation practices and trends and incorporates best practices into our executive compensation strategy and programs, and ensures alignment of such practices with Company objectives and Company-level strategy.

Role of the Compensation Committee

Our compensation committee works closely with its independent compensation consultant, Semler Brossy, and meets regularly, including in executive session without members of management present, to make decisions concerning our executive compensation program and the compensation of our Chief Executive Officer and other executive officers. The compensation committee is responsible for overseeing compensation decisions to ensure that executive pay is aligned with stockholder interests, our compensation philosophy, and the Company’s overall performance.

Our compensation committee reviews a variety of market data and information, including Company peers, compensation information in the technology industry and general economic trends, and considers the recommendations of its compensation consultant when making compensation decisions. Our compensation committee chairman reports on our compensation committee’s actions at each regular Board meeting. The compensation committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to our Board, as applicable, regarding):

▪
our compensation philosophy, guiding principles, objectives, and policies;
▪
amounts and compensation structures for executives;
▪
annual and long-term incentive targets and performance goals aligned with our short- and long-term Company goals;
▪
achievement of goals in annual and long-term incentive plans;
▪
non-employee director compensation;
▪
the peer companies used for assessing market compensation levels, pay practices, and performance; and
▪
CD&A disclosure in the annual proxy statement.

2026 PROXY STATEMENT	33

Executive Compensation

The full description of our compensation committee’s authority and responsibilities is provided in our compensation committee charter, which is available on our investor relations website.

Role of the Independent Compensation Consultant

Our compensation committee retained Semler Brossy to serve as its independent compensation consultant for fiscal year 2025. Semler Brossy was engaged to assist our compensation committee with a variety of tasks related to 2025 executive compensation, which included, among other things, conducting and presenting the annual review of the total compensation packages for our executive officers, including base salary, cash bonuses, long-term incentives, and total direct compensation, reviewing market data on compensation, reviewing and assessing the structure of our annual and long-term incentives currently provided to executives and future awards, aligning and testing performance-related pay, reviewing non-employee directors’ compensation, reviewing our peer group, and understanding and responding to market compensation trends.

Semler Brossy reports directly to the compensation committee, regularly participates in committee meetings, advises the compensation committee on compensation trends and market competitiveness, and assists with compensation program design.

Our compensation committee assessed the independence of Semler Brossy pursuant to the rules prescribed by the SEC and Nasdaq and concluded that no conflict of interest existed in 2025 that would have prevented Semler Brossy from serving as an independent consultant to our compensation committee.

Role of Management

When making decisions on executive compensation, our compensation committee considers input from our Chief Executive Officer, who provides his evaluation of each executive officer’s performance and makes recommendations with respect to base salary and target incentives for each executive officer other than himself. This recommendation is considered by our compensation committee, which ultimately makes its own determinations. No member of management, including our Chief Executive Officer, is present during the deliberation of his or her own compensation decisions.

Competitive Market Information

Our compensation committee considered competitive market practices when setting total pay levels for 2025. However, competitive market data is only one of several resources made available to the committee to assist it in setting executive compensation structure and pay. Our compensation committee also considers individual-specific factors, such as individual performance, experience, level and scope of responsibilities, company performance, stockholder feedback, survey data, and economic conditions. Our compensation committee does not use a formula or fixed target to determine compensation.

In setting compensation, our compensation committee compares base salaries, annual incentive opportunities, and long-term compensation for our executive officers against a peer group of companies of similar scale (in terms of revenue, market capitalization, and profitability), and which are likely to compete for executive talent and/or share a similar business model or content in one or more areas. The peer group is reviewed annually for relevance and alignment with best practices and investor preferences interpreted by our compensation committee and its independent compensation consultant.

Our compensation committee undertook a comprehensive review of our peer group and adopted the peer group listed below for our 2025 compensation decisions, which reflected modest changes and meaningful expansion of the peer group used for 2024 decisions in order to maintain a more robust sample

34	2026 PROXY STATEMENT

Executive Compensation

size and ensure that peer companies, on balance, continue to reflect comparable business and talent dynamics relative to Verra Mobility.

ACI Worldwide	EVERTEC, Inc.	Q2 Holdings
Alarm.Com Holdings, Inc.	EVO Payments	Repay Holdings
Aspen Technology	ExlService Holdings	Tyler Technologies
Badger Meter	i3 Verticals	Vontier
Blackbaud	Jack Henry & Associates	VSE
Cerence	Manhattan Associates	Wex Inc.
CSG Systems	OSI Systems

In addition to our peer companies, our compensation committee also reviews pay data from compensation surveys, where relevant, as an additional reference point when setting executive compensation. This data is used to ensure a relevant sample for guiding pay decisions.

Say-On-Pay and Say-On-Frequency Votes

Each year, our compensation committee considers the outcome of the stockholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. At our 2025 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation of our named executive officers (also known as a “say-on-pay” proposal). Approximately 94.6% of the votes cast by stockholders on this proposal, excluding broker non-votes and abstentions, were cast in favor of the proposal.

SEC rules require that stockholders vote on the frequency of advisory votes on executive compensation at least once every six years. At the Company’s 2020 annual meeting of stockholders, stockholders voted in favor of holding such advisory votes on an annual basis. Consistent with this preference, and in light of the Board’s recommendation, the Company has held an advisory vote on the compensation of named executive officers at each annual meeting of stockholders since that time. The Board continues to recommend that stockholders approve an annual advisory vote on executive compensation and will consider the voting results for Proposal 3 in determining the frequency of future votes on executive compensation through the 2032 annual meeting.

2025 NAMED EXECUTIVE OFFICER COMPENSATION DECISIONS

Base Salary

Base salary is the fixed element within our total compensation package used to attract and retain the talent necessary to successfully manage our business and execute our business strategies. Our goal is to provide base salary compensation that is market competitive in comparison with roles of similar size and scope.

This element of compensation for our named executive officers is established based on the scope of their responsibilities, considering relevant experience, internal pay equity, and tenure, among other factors. The table below shows the annualized base salary for each named executive officer for 2025 and 2024. Base salary increases for 2025 were approved by our Board and compensation committee in February 2025 to more closely align compensation levels with market data and recognize individual performance and impact.

2026 PROXY STATEMENT	35

Executive Compensation

	Base Salary ($)
Name	2025	2024	Change (%)
David M. Roberts	700,000	675,000	3.70%
Craig C. Conti	500,000	485,000	3.09%
Stacey Moser(1)	450,000	—	—
Jonathan Baldwin	430,000	414,000	3.86%
Jonathan Keyser(2)	450,000	414,000	8.70%
Steve Lalla(3)	460,000	453,000	1.55%

(1)
Ms. Moser joined the Company on July 21, 2025. Ms. Moser's compensation was approved by the compensation committee in June 2025.
(2)
In February 2025, the compensation committee approved an annual salary of $430,000 for Mr. Keyser. In September 2025, the compensation committee approved an increase to Mr. Keyser's annual base salary from $430,000 to $450,000 to reflect market-based adjustments and support retention, effective as of September 19, 2025.
(3)
Mr. Lalla departed from the Company, effective July 30, 2025. See the “Employment, Severance and Change in Control Agreements” section below for information about severance paid to Mr. Lalla.

Annual Incentive Program

We provide a cash-based AIP that is directly linked to the achievement of predefined financial and individual performance goals, which are considered to be challenging and ambitious at the time of approval. This element of compensation is designed to reward our executive officers and other AIP-eligible employees for achieving annual performance results that drive value and growth for our stockholders over time. In 2025, the AIP was designed to promote a pay-for-performance culture by linking short-term incentive compensation to the achievement of short-term goals, strategic objectives, and financial performance, with a focus on growth.

During 2025, we sponsored the AIP for employees who were full-time employees in management levels or higher, and who were eligible pursuant to the terms of the AIP. Participation for our executive officers was determined and monitored by our compensation committee. Participants in the AIP were eligible to receive cash bonus payments based on financial and individual performance, during the performance period, over the course of the full fiscal year.

Target opportunities for the AIP were expressed as a percentage of the employee’s annual base salary. During the 2025 annual compensation review process with the compensation committee, the Committee approved the annual bonus targets for our named executive officers as follows:

Name	Target Award % (% of Base Salary)
David M. Roberts	100%
Craig C. Conti	75%
Stacey Moser(1)	70%
Jonathan Baldwin	75%
Jonathan Keyser(2)	75%
Steve Lalla(3)	75%

(1)
Ms. Moser joined the Company on July 21, 2025. Ms. Moser's compensation was approved by the compensation committee in June 2025.
(2)
In September 2025, the compensation committee approved an increase to Mr. Keyser's annual incentive target from 70% to 75% to reflect market-based adjustments and support retention, effective as of September 19, 2025.
(3)
Mr. Lalla departed from the Company, effective July 30, 2025.

Payment of awards under the AIP is determined through performance of three primary objectives:

36	2026 PROXY STATEMENT

Executive Compensation

Element	Objective
Revenue Growth Focus	Revenue growth measured against plan-year targets for each of our business segments or at the consolidated corporate level (weighted at 60%).
Profitability Discipline

Adjusted EBITDA measured against plan-year targets for each of our business segments or at the consolidated corporate level, reflecting a focus on cost discipline and operating efficiency (weighted at 40%).

Forward-Looking Strategic Objectives

Strategic objectives consisting of individual and business segment goals aligned with the Company’s strategy and stockholder expectations. Performance against these qualitative objectives is evaluated at the end of the performance year and applied as a multiplier to encourage leadership performance above expectations.

Business segment revenue is equivalent to the total revenue for each of our reportable segments, as reported in our 2025 Annual Report. Business segment Adjusted EBITDA is equivalent to segment profit for each of our reportable segments, as defined in our 2025 Annual Report. The revenue and Adjusted EBITDA targets are recommended by our Chief Financial Officer, reviewed by our Chief Executive Officer, and approved by our compensation committee. Annual financial performance metrics are informed by the annual budgeting process and the Company’s long-range strategy and commitments, and the compensation committee believes that targets are set at challenging levels calibrated to drive stockholder value and Company growth long-term.

Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted to exclude interest expense, net, income taxes, depreciation, amortization and certain non-cash and non-recurring items. See “Adjusted EBITDA” in this Proxy Statement for more information regarding our use of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income on a consolidated level, the most directly comparable GAAP financial measure.

The following chart outlines the design of the AIP and how AIP payouts are calculated for our named executive officers.

2026 PROXY STATEMENT	37

Executive Compensation

Individual performance factors are recommended based on our Chief Executive Officer's evaluation of each executive, which considers corporate and business segment outcomes, as applicable, in addition to individual and strategic priorities for the fiscal year. The compensation committee suggests, and our Board approves, the final individual performance factor for the Chief Executive Officer. Individual and strategic priorities are determined at the beginning of each performance period to set clear expectations and desired results for the year. Individual goals are intended to be challenging yet achievable. In 2025, individual performance outcomes awarded under the AIP for our named executive officers could range from 0% to 120%, consistent with the payout scale for the applicable financial performance factor.

Achieving target performance generally requires exceeding prior-year results, as financial targets are set above the previous year’s performance. For 2025, the revenue growth target reflects an approximately 11% increase over 2024 results, and the Adjusted EBITDA target on a consolidated and business segment level reflects an approximately 3.5% increase over 2024 results. In evaluating the individual performance factor, the Chief Executive Officer also considers whether executives exceeded the year’s strategic objectives in order to receive payouts above target.

To reinforce the Company’s expectations for high performance and meaningful impact, the compensation committee adopted an AIP payout design that provides limited variability for performance at or near target levels, while allowing payouts to accelerate as financial performance strengthens. The maximum payout under the plan for any executive is capped at 180%, taking into account all components.

2025 Annual Incentive Plan Awards for Named Executive Officers

The tables below outline the 2025 performance metric goals and achievement for our named executive officers.

	Performance Metric Goals and Achievement ($MM)
Performance Metric	< Threshold	Threshold	Target	Maximum	2025 Actual Performance	Payout as a % of Target
Payout as a % of Target	0%	50%	100%	150%
Consolidated
Revenue	< $840.0	$840.0	$933.3	$1,400.0	$979.1	125.0%
Adjusted EBITDA	< $385.6	$385.6	$428.4	$642.6	$415.9	85.0%
Commercial Services Business Segment
Revenue	< $391.9	$391.9	$435.4	$653.1	$435.8	100.0%
Adjusted EBITDA*	< $261.3	$261.3	$290.3	$435.5	$284.7	90.0%
Government Solutions Business Segment
Revenue	< $374.7	$374.7	$416.3	$624.5	$460.7	150.0%
Adjusted EBITDA*	< $113.5	$113.5	$126.1	$189.2	$124.1	90.0%
Parking Solutions Business Segment
Revenue	< $73.4	$73.4	$81.6	$122.4	$82.6	105.0%
Adjusted EBITDA*	< $10.8	$10.8	$12.0	$18.0	$11.8	90.0%

* Business segment Adjusted EBITDA is the equivalent to segment profit for each of our reportable segments, as defined in our 2025 Annual Report.

38	2026 PROXY STATEMENT

Executive Compensation

Name and Principal Position	Annualized Base Pay	Target Incentive %	Financial Factor: Revenue (60% weighting)	Financial Factor: Adj. EBITDA (40% weighting)	Individual Performance Factor (multiplier)	Final AIP Payout	Overall Payout as % of Target
David M. Roberts	$700,000	100%	125%	85%	100%	$763,000	109.0%
President and Chief Executive Officer
Craig C. Conti	$500,000	75%	125%	85%	110%	$449,625	119.9%
Executive Vice President, Chief Financial Officer
Stacey Moser(1)	$450,000	70%	100%	90%	100%	$135,052	42.9%
Executive Vice President, Commercial Services
Jonathan Baldwin	$430,000	75%	150%	90%	110%	$446,985	138.6%
Executive Vice President, Government Solutions
Jonathan Keyser	$450,000	75%	125%	85%	120%	$441,450	130.8%
Executive Vice President, Chief Legal Officer
Steve Lalla(2)	$460,000	75%	100%	90%	—	—	—
Former Executive Vice President, Commercial Services

(1)
Ms. Moser joined the Company on July 21, 2025. Her bonus was pro-rated to reflect her time of service in 2025. Her overall payout as a percentage of target is reflective of her pro-rated compensation.
(2)
Mr. Lalla departed from the Company, effective July 30, 2025, and was therefore ineligible for AIP awards for fiscal year 2025.

Verra Mobility Amended and Restated 2018 Equity Incentive Plan

Our stockholders approved the Verra Mobility Amended and Restated 2018 Equity Incentive Plan (as restated, the “2018 Plan”) on May 23, 2023. Awards made under the 2018 Plan allow us to attract new key employees, continue to retain existing key employees, directors, and other service providers for our and our stockholders’ long-term benefit, and align the interests of our employees, directors, and other service providers with the interests of our stockholders. The 2018 Plan authorizes our compensation committee to provide incentive compensation in the form of stock options, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. The maximum aggregate number of shares authorized for issuance under the 2018 Plan is 15,864,000, and such shares shall consist of authorized but unissued or reacquired shares, or any combination thereof.

Long-Term Incentive Plan

In 2025, our compensation committee approved long-term incentive awards for our named executive officers consisting of RSUs and PSUs, designed to strengthen the alignment between pay outcomes and the Company’s financial performance. RSUs are intended to reward continued service and sustained stock performance, while PSUs represent a larger portion of the program to further align executive incentives with stockholder returns and the long-term performance of our stock.

Equity awarded to named executive officers in 2025 is weighted more heavily toward PSUs, further aligning the interest of our executives to the long-term interests of our stockholders. The equity mix granted to our Chief Executive Officer in 2025 was 70% PSUs and 30% RSUs, and our other named executive officers received an equity mix of 60% PSUs and 40% RSUs.

2026 PROXY STATEMENT	39

Executive Compensation

2025 Target Long-Term Incentives for Named Executive Officers

On March 3, 2025, we granted the following RSUs and PSUs to our named executive officers:

	RSUs			PSUs
Name and Principal Position	$ value	# of units		$ value	# of units
David M. Roberts	1,349,750	58,797		3,149,985	124,064
President and Chief Executive Officer
Craig C. Conti	659,985	28,745		989,981	38,991
Executive Vice President, Chief Financial Officer
Stacey Moser	649,986	27,004	(1)	—	—	(4)
Executive Vice President, Commercial Services
Jonathan Baldwin	439,982	19,163		659,988	25,994
Executive Vice President, Government Solutions
Jonathan Keyser	579,988	24,966	(2)	419,976	16,541
Executive Vice President, Chief Legal Officer
Steve Lalla	439,982	19,163	(3)	659,988	25,994	(3)
Former Executive Vice President, Commercial Services

(1)
Ms. Moser joined the Company on July 21, 2025 and received an onboarding grant on August 7, 2025, which vests in two equal annual installments beginning on August 7, 2026.
(2)
Mr. Keyser received an annual grant of 12,195 RSUs on March 3, 2025, which vest in four equal annual installments beginning on March 3, 2026, and a retention grant on October 30, 2025 of 12,771 RSUs, which vest in three equal annual installments beginning on September 19, 2026.
(3)
Mr. Lalla departed from the Company, effective July 30, 2025, and his remaining unvested equity was forfeited upon departure.
(4)
Ms. Moser was not employed by the Company when the 2025 PSUs were granted.

Restricted Stock Units

Unless otherwise approved by our compensation committee, RSUs vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the participant’s continued service on each applicable vesting date, and represent the right to receive shares of our Class A Common Stock.

RSUs may not be transferred by the participant. Participants have no voting rights or rights to receive cash dividends with respect to RSUs until shares of stock are issued in settlement of such awards. Unless otherwise provided by our compensation committee, a participant will forfeit any RSUs which have not vested prior to the participant’s termination of service.

Performance Share Units

The number of PSUs that may vest is based on the achievement of threshold (minimum required for a payout), target or maximum levels and may range from 50% to 150% of the target number of shares. PSUs vest three years from the grant date based on the achievement of our three-year TSR relative to companies in the S&P 1000 Index.

If we do not achieve the threshold level, then no shares will vest. If our achievement falls between the threshold, target or maximum levels, the portion of the award that may vest will be determined based on straight-line interpolation. If our absolute TSR is negative over the three-year performance period, the number of PSUs that may vest will be capped at 100% of the target number of shares.

For the three-year period beginning in 2025, PSUs may be earned, if at all, based on our three-year annualized TSR performance against companies in the S&P 1000 Index. Our compensation committee adopted the S&P 1000 Index as the comparator group for purposes of relative TSR to address a lack of direct public competitors and to motivate outperformance versus a broader market index. In keeping with its pay-for-performance philosophy, our compensation committee also set the performance target for earning PSUs at the 55th percentile of the comparator group for the three-year period.

40	2026 PROXY STATEMENT

Executive Compensation

Beginning with PSUs granted in 2022, the performance required to earn the threshold payout (50% of the target amount) is performance at the 25th percentile, performance required to earn the target payout (100% of target amount) is performance at the 55th percentile, intentionally targeting above median, and the performance required to earn the maximum payout (150% of the target amount) is performance at or above the 75th percentile. The payout cannot exceed 100% of the target amount if our absolute TSR is negative.

A relative TSR payout factor will be determined by calculating the percentile rank of our three-year annualized TSR versus the three-year annualized TSR of the S&P 1000 Index for the performance period:

	Below Threshold	Threshold	Target	Maximum
Percentile Rank of Company vs. Comparator Group	<25th percentile	25th percentile	55th percentile	75th percentile
Payout	0%	50%	100%	150%

PSU Grant Payouts for Named Executive Officers

In 2022, we granted PSUs (the “2022 PSUs”) with a three-year performance period beginning on March 3, 2022 and ending on March 3, 2025. Based on our relative TSR of 79.12% during the performance period, the 2022 PSUs earned a payout of 150%. Our named executive officers earned the following payouts on the 2022 PSUs:

Name and Position	2022 PSU Grant (in PSUs)	2022 PSU Award Payout (in shares)
David M. Roberts President and Chief Executive Officer	57,766	86,649
Craig C. Conti Executive Vice President, Chief Financial Officer	19,255	28,882
Jonathan Baldwin Executive Vice President, Government Solutions	13,479	20,218
Steve Lalla Former Executive Vice President, Commercial Services	19,255	28,882

Our other named executive officers were not employed by the Company when the 2022 PSUs were granted. All award payouts were earned in Class A Common Stock.

Five-Year Long-Term Incentive Program

In August 2023, following extensive consideration, our compensation committee deemed it appropriate to establish the 5-year long-term incentive program (the “5-Year LTIP”) for our executive leadership team to create additional incentives that extend beyond the relative TSR objectives and time frame of our ongoing PSU program and long-term incentive awards. Our compensation committee believed it was important to galvanize key executive leaders to motivate and reward for achievement and over-achievement of our long-term strategic plan and growth aspirations. Performance will be measured over a five-year performance period through August 15, 2028, and the ability to vest a portion of the award in years three and four in the event performance goals are achieved by such dates. These grants are intended to provide value to our executives only if there is a significant and sustained increase in stockholder value over the five-year performance period. The following summarizes certain key features of the 5-Year LTIP awards.

On August 15, 2023, we granted the following number of PSUs as part of the 5-Year LTIP to our executive officers as part of a one-time long-term incentive award. Ms. Moser was not employed by the Company when the PSUs under the 5-Year LTIP were granted.

2026 PROXY STATEMENT	41

Executive Compensation

▪
David M. Roberts – 450,000 PSUs;
▪
Craig C. Conti – 225,000 PSUs;
▪
Jonathan Baldwin – 170,000 PSUs;
▪
Jonathan Keyser – 120,000 PSUs; and
▪
Steve Lalla – 185,000 PSUs(1).
(1)
Mr. Lalla departed from the Company, effective July 30, 2025, and his 5-Year LTIP PSUs were forfeited upon departure.

Design Purpose

The 5-year LTIP is designed to motivate executives to lead us to achieve outstanding levels of performance and value creation. Any vesting of the 5-Year LTIP is subject to the achievement of rigorous absolute stock price targets, as well as the recipient’s continuous service.

Term and Measurement Dates

All shares subject to the 5-Year LTIP that have not vested by August 15, 2028 will be forfeited and canceled. The award is comprised of three tranches, and the respective performance conditions necessary for vesting, as described below, are measured on August 15, 2026, August 15, 2027, and August 15, 2028, respectively. Any shares unearned on their respective measurement date are forfeited (i.e., not eligible to vest on any future measurement date).

Performance Vesting

The 5-Year LTIP will vest based on our stock performance exceeding absolute compound annual growth rate hurdles (“Annualized TSR”), calculated based on a 45-trading day trailing average closing trading price on each measurement date, subject to the recipient’s continued service through the applicable measurement date. The baseline price for the purpose of determining Annualized TSR performance is based on a 10-trading day average closing price as of August 15, 2023.

The threshold and maximum TSR targets for each of the three tranches are based on a 10% annualized growth rate and a 17.5% annualized growth rate from the grant date, respectively. Zero percent of eligible shares will be earned if performance is below threshold, and 100% of eligible shares will vest if performance is at or above maximum on the measurement date for each of the three tranches.

For each measurement date, the percentage of shares underlying the tranche that are eligible to vest is determined by linear interpolation between the threshold and maximum stock price targets. To vest into 100% of eligible shares of the first tranche (one-third of total shares), on the 2026 measurement date, Annualized TSR of 17.5% must be met (68% absolute growth from the grant date closing price). To vest into 100% of eligible shares of the second tranche (one-third of total shares), on the 2027 measurement date, Annualized TSR of 17.5% must be met (98% absolute growth from the grant date closing price). To vest into 100% of eligible shares of the third tranche (one-third of total shares), on the 2028 measurement date, Annualized TSR of 17.5% must be met (133% absolute growth from the grant date closing price).

Any shares in a given tranche that do not vest on the measurement date for that respective tranche are forfeited.

42	2026 PROXY STATEMENT

Executive Compensation

Please see the “Employment, Severance and Change in Control Agreements” section below for additional information regarding termination and change in control terms for equity awards.

Other Compensation

In addition to base salary and annual and long-term performance-based compensation, our named executive officers are also eligible for the following benefits on a similar basis as our other eligible employees:

▪
health, dental, and vision insurance;
▪
paid time off including vacation, sick days, bereavement leave, parental leave, and volunteer time off;
▪
life insurance and supplemental life insurance; and
▪
short-term and long-term disability insurance.

We also maintain a 401(k) plan (our “401(k) Plan”) available to substantially all of our employees who meet certain eligibility requirements. Offering a tax-qualified retirement plan provides our employees with an opportunity to save for retirement on a tax-advantaged basis. Our named executive officers may elect to have a portion of their compensation withheld, up to the statutory limit.

Our 401(k) Plan includes a discretionary matching contribution that vests immediately for up to 100% of our named executive officers’ first 4% contribution, subject to and not to exceed the terms of the 401(k) Plan. Other than the benefits described under our 401(k) Plan, we have not provided our named executive officers with any retirement benefits.

Accounting and Tax Considerations

We consider the accounting impact reflected in our financial statements when establishing the amounts and forms of executive compensation. The forms of compensation that we select are intended to be cost-efficient. Stock-based compensation expense for all stock-based payment awards granted is determined based on the grant-date fair value of such awards. We recognize these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the stock-based payment award. Forfeitures are accounted for as they occur.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of certain executives, including each of our named executive officers. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit. This exception was repealed with the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after 2017, unless certain transition relief is available.

While our compensation committee may consider the deductibility of compensation as a factor in determining executive compensation, our compensation committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives, without regard to the deductibility of compensation under it.

Policies and Practices Regarding the Grant of Stock Options

The Company does not currently grant stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. In the past, the Company granted stock options under the 2018 Plan which represented options to purchase certain shares of Class A Common Stock at a future date determined in accordance with the participant’s award agreement. Stock options expire at the 10th anniversary of the grant date. Stock options may not be transferred by the participant. Unless otherwise provided by our compensation committee, any stock options which have not vested prior to the participant’s

2026 PROXY STATEMENT	43

Executive Compensation

termination of service are forfeited. The Company does not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of equity compensation.

Stock Ownership Guidelines

We have stock ownership guidelines for our directors and named executive officers as set forth below. Each non-employee director and executive must achieve the minimum equity investment within five years of the adoption of the guidelines or within five years of the date the director or executive first becomes subject to the guidelines.

Position	Ownership Guidelines
Chief Executive Officer	Lesser of 4 times base salary or 230,000 shares
Chief Financial Officer	Lesser of 2 times salary or 95,000 shares
All Other Executives	Lesser of 1 times base salary or 40,000 shares
Non-Employee Directors	5 times non-employee director Board and committee retainers, excluding leadership premiums.

Clawback Policy

In October 2023, our Board adopted the Verra Mobility Corporation Amended and Restated Compensation Clawback Policy (the “Clawback Policy”). The Clawback Policy requires us to seek to recover “Erroneously Awarded Compensation,” as defined in the Clawback Policy, from any affected officer if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under securities laws. The Clawback Policy applies to accounting restatements to correct an error in previously issued financial statements that is material to the previously issued financial statement, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period.

The compensation elements subject to clawback or cancelation under the Clawback Policy include any compensation that is granted, earned, or vested based in whole or in part on the attainment of a “Financial Reporting Measure,” as defined in the Clawback Policy, in each case, awarded, earned, or paid out during the three fiscal years immediately preceding the date on which we were required to prepare the restatement. Our compensation committee has full and final authority to make any and all determinations required or permitted under the Clawback Policy.

Compensation Risk Assessment

As a publicly traded company, we are subject to SEC rules regarding risk assessment. Those rules require a publicly traded company to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on us. We do not believe that our incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on us.

44	2026 PROXY STATEMENT

Executive Compensation

Compensation Committee Report

Our compensation committee has reviewed and discussed with management the CD&A included in this Proxy Statement. Based on this review and discussion, our compensation committee has recommended to our Board that the CD&A be included in this Proxy Statement.

Compensation Committee

Douglas L. Davis (Chairman)

Raj Ratnakar

Cynthia A. Russo

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2026 PROXY STATEMENT	45

Executive Compensation

COMPENSATION TABLES AND INFORMATION

2025 Summary Compensation Table

The following table sets forth all of the compensation earned by our named executive officers during fiscal years 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
David M. Roberts	2025	693,269	—		4,499,734	763,000	14,000	5,970,004
President and Chief Executive Officer	2024	663,459	—		4,397,315	488,328	13,800	5,562,902
	2023	616,913	—		7,939,490	636,445	13,046	9,205,894
Craig C. Conti	2025	495,972	—		1,649,967	449,625	14,000	2,609,564
Executive Vice President, Chief Financial Officer	2024	481,565	—		1,404,243	354,092	11,054	2,250,954
	2023	465,369	—		3,394,722	369,522	163,895	4,393,508
Stacey Moser	2025	181,731	100,000	(4)	649,986	135,052	9,538	1,076,308
Executive Vice President, Commercial Services
Jonathan Baldwin	2025	425,692	—		1,099,970	446,985	14,000	1,986,647
Executive Vice President, Government Solutions	2024	410,773	—		999,979	289,805	13,800	1,714,357
	2023	396,550	—		2,582,680	304,511	11,400	3,295,142
Jonathan Keyser	2025	430,308	—		999,964	441,450	9,449	1,881,171
Executive Vice President, Chief Legal Officer	2024	410,769	—		650,005	296,595	13,800	1,371,169
	2023	400,000	200,000	(5)	2,067,270	307,533	105,593	3,080,396
Steve Lalla(3)	2025	299,312	—		1,099,970	—	243,387	1,642,669
Former Executive Vice President, Commercial Services	2024	450,152	—		1,099,958	336,641	13,800	1,900,551
	2023	435,379	—		2,822,322	377,018	13,015	3,647,734

(1)
Non-equity incentive plan compensation was earned for fiscal year 2025 under the AIP.
(2)
The following table discloses each item included in the “All Other Compensation” column.

Name and Principal Position	Year	Severance Payments		Company Safe- Harbor Contributions to 401(k) Plan($)	Relocation Expenses	Total ($)
David M. Roberts	2025	—		14,000	—	14,000
President and Chief Executive Officer	2024	—		13,800	—	13,800
	2023	—		13,046	—	13,046
Craig C. Conti	2025	—		14,000	—	14,000
Executive Vice President, Chief Financial Officer	2024	—		11,054	—	11,054
	2023	—		11,400	152,495	163,895
Stacey Moser	2025	—		9,538	—	9,538
Executive Vice President, Commercial Services
Jonathan Baldwin	2025	—		14,000	—	14,000
Executive Vice President, Government Solutions	2024	—		13,800	—	13,800
	2023	—		11,400	—	11,400
Jonathan Keyser	2025	—		9,449	—	9,449
Executive Vice President, Chief Legal Officer	2024	—		13,800	—	13,800
	2023	—		12,631	92,962	105,593
Steve Lalla	2025	229,387	(6)	14,000	—	243,387
Former Executive Vice President, Commercial Services	2024	—		13,800	—	13,800
	2023	—		13,015	—	13,015

(3)
Mr. Lalla departed from the Company, effective July 30, 2025. Amounts paid to Mr. Lalla in 2025 reflect his compensation until his resignation.
(4)
Ms. Moser received a cash sign-on bonus of $100,000 pursuant to her executive employment agreement as an inducement to join the Company.
(5)
Mr. Keyser received a cash sign-on bonus of $200,000 pursuant to his executive employment agreement as an inducement to join the Company.
(6)
Mr. Lalla received severance and continuation of benefits payments pursuant to his executive employment agreement. See the “Employment, Severance and Change in Control Agreements” section below for information about severance paid to Mr. Lalla.

46	2026 PROXY STATEMENT

Grants of Plan-Based Awards Table

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards to our named executive officers during 2025. Please see the “Outstanding Equity Awards as of December 31, 2025” table below for additional information regarding the vesting parameters that are applicable to these awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or	Grant date fair value of stock and option
		Threshold	Target	Max	Threshold	Target	Max	units(2)	awards(3)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
David M. Roberts		312,500	700,000	1,050,000
	3/3/2025				62,032	124,064	186,096	58,797	4,499,964
Craig C. Conti		187,500	375,000	562,500
	3/3/2025				19,495	38,991	58,486	28,745	1,649,967
Stacey Moser(4)		157,500	315,000	472,500
	8/7/2025							27,004 (5)	649,986
Jonathan Baldwin		161,250	322,500	483,750
	3/3/2025				12,997	25,994	38,991	19,163	1,099,970
Jonathan Keyser		168,750	337,500	506,250
	3/3/2025				8,270	16,541	24,811	12,195	699,973
	10/30/2025							12,771 (6)	299,991
Steve Lalla(7)		172,500	345,000	517,500
	3/3/2025				12,997	25,994	38,991	19,163	1,099,970

(1)
Non-equity incentive compensation is subject to achievement of Company (and business segment, as applicable) revenue and Adjusted EBITDA targets and individual performance. The threshold, target, and maximum awards shown in this table are based on financial factors only.
(2)
Each RSU represents a contingent right to receive one share of our Class A Common Stock. RSUs vest in four equal annual installments beginning on March 3, 2026, unless otherwise stated. Vested shares will be delivered on each settlement date.
(3)
The grant date fair value of the RSUs is $22.96 per unit, the fair market value of our Class A Common Stock on March 3, 2025. The grant date fair value of the PSUs is calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs reported, please see Note 2 to our consolidated financial statements in our 2025 Annual Report.
(4)
Ms. Moser joined the Company on July 21, 2025. The non-equity incentive plan awards shown represent full-year awards. Ms. Moser's bonus was pro-rated to reflect her time of service in 2025. Her overall payout as a percentage of target is reflective of her pro-rated compensation.
(5)
Ms. Moser joined the Company on July 21, 2025 and, pursuant to her executive employment agreement, received an onboarding grant of RSUs based on a grant date fair value of $24.07 per unit, the fair market value of our Class A Common Stock on August 7, 2025, such RSUs vesting in two equal annual installments beginning on August 7, 2026.
(6)
Mr. Keyser received RSUs based on a grant date fair value of $23.49 per unit, the fair market value of our Class A Common Stock on October 30, 2025, such RSUs vesting in three equal annual installments beginning on September 19, 2026, to reflect market-based adjustments and support retention.
(7)
Mr. Lalla departed from the Company, effective July 30, 2025, and was ineligible for incentive plan awards at fiscal year-end.

2026 PROXY STATEMENT	47

Outstanding Equity Awards

Outstanding Equity Awards as of December 31, 2025

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025. All awards were granted under our 2018 Plan.

			Option Awards					Restricted Stock Unit Awards			Performance Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
David M. Roberts	3/17/2021	3/4/2022	38,760	38,760		13.69	3/4/2031	—		—	—		—
	5/11/2022	3/3/2023	135,542	180,723		13.97	5/11/2032	—		—	—		—
	5/11/2022	3/3/2023	—	—		—	—	16,106		360,935	—		—
	3/2/2023	3/2/2024	—	—		—	—	31,690		710,173	—		—
	3/2/2023	3/2/2026	—	—		—	—	—		—	127,180	(6)	2,850,104
	8/15/2023	8/15/2026	—	—		—	—	—		—	450,000	(7)	10,084,500
	3/1/2024	3/1/2027	—	—		—	—	—		—	111,376	(8)	2,495,936
	3/3/2025	3/3/2028	—	—		—	—	—		—	124,064	(9)	2,780,274
	3/1/2024	3/1/2025	—	—		—	—	39,336		881,520	—		—
	3/3/2025	3/3/2026	—	—		—	—	58,797		1,317,641	—		—
Craig C. Conti	5/11/2022	5/11/2023	29,896	44,844		13.97	5/11/2032	—		—	—		—
	5/11/2022	5/11/2023	—	—		—	—	5,369	(5)	120,319	—		—
	3/2/2023	3/2/2024	—	—		—	—	14,648		328,262	—		—
	3/2/2023	3/2/2026	—	—		—	—	—		—	37,730	(6)	845,529
	8/15/2023	8/15/2026	—	—		—	—	—		—	225,000	(7)	5,042,250
	3/1/2024	3/1/2027	—	—		—	—	—		—	34,606	(8)	775,520
	3/3/2025	3/3/2028	—	—		—	—	—		—	38,991	(9)	873,788
	3/1/2024	3/1/2025	—	—		—	—	19,013		426,081	—		—
	3/3/2025	3/3/2026	—	—		—	—	28,745		644,175	—		—
Stacey Moser	8/7/2025	8/7/2026	—	—		—	—	27,004		605,160	—		—

Jonathan Baldwin	5/11/2022	5/11/2023	31,390	41,854		13.97	5/11/2032	—		—	—		—
	5/11/2022	5/11/2023	—	—		—	—	10,917		244,650	—		—
	3/2/2023	3/2/2024	—	—		—	—	11,268		252,516	—		—
	3/2/2023	3/2/2026	—	—		—	—	—		—	29,069	(6)	651,436
	8/15/2023	8/15/2026	—	—		—	—	—		—	170,000	(7)	3,809,700
	3/1/2024	3/1/2027	—	—		—	—	—		—	23,866	(8)	534,837
	3/3/2025	3/1/2028	—	—		—	—	—		—	25,994	(9)	582,526
	3/1/2024	3/1/2025	—	—		—	—	13,112		293,840	—		—
	3/3/2025	3/1/2026	—	—		—	—	19,163		429,443	—		—
Jonathan Keyser	3/2/2023	3/2/2024	—	12,382	(10)	17.75	3/2/2033	—		—	—		—
	3/2/2023	3/2/2024	—	—		—	—	12,682	(11)	284,204	—		—
	3/2/2023	3/2/2026	—	—		—	—	—		—	7,267	(6)	162,853
	8/15/2023	8/15/2026	—	—		—	—	—		—	120,000	(7)	2,689,200
	3/1/2024	3/1/2027	—	—		—	—	—		—	15,513	(8)	347,646
	3/3/2025	3/3/2028	—	—		—	—	—		—	16,541	(9)	370,684
	3/1/2024	3/1/2025	—	—		—	—	8,523		191,000	—		—
	3/3/2025	3/3/2026	—	—		—	—	12,195		273,290	—		—
	10/30/2025	9/19/2026	—	—		—	—	12,771		286,198	—		—
	3/18/2021	3/4/2022	—	—		—	—	—		—	—		—
Steve Lalla(12)			—	—		—	—	—		—	—		—

(1)
Each RSU represents a contingent right to receive one share of our Class A Common Stock. RSUs vest in four equal annual installments beginning on the vesting commencement date set forth in the table. Vested shares will be delivered on each settlement date, unless otherwise set forth in the grant documentation.
(2)
The aggregate dollar value of the RSUs is based on $22.41 per unit, the fair market value of our Class A Common Stock on December 31, 2025.
(3)
The amounts in this column represent PSUs with service- and performance-based vesting requirements, which, as of December 31, 2025, have not been satisfied.
(4)
The aggregate dollar value of the PSUs is based on $22.41 per unit, the fair market value of our Class A Common Stock on December 31, 2025.

48	2026 PROXY STATEMENT

Outstanding Equity Awards

(5)
The RSUs granted to Mr. Conti on May 11, 2022 are comprised of two awards pursuant to his executive employment agreement as an inducement to join the Company. One award was for 21,475 RSUs subject to annual time-based vesting of 25% increments on each of the first four anniversaries of the grant date. The second award was for 128,848 RSUs subject to annual time-based vesting of 50% increments on each of the first two anniversaries of the grant date.
(6)
Represents the number of PSUs each named executive officer received in 2023. As of December 31, 2025, the 2023 PSUs had a relative TSR ranking of 57.36%. The PSUs granted in 2023 had a measurement period of March 2, 2023 through March 2, 2026, and earned units vested and were delivered on March 16, 2026.
(7)
Represents the number of PSUs granted under the 5-Year LTIP that each named executive officer received in 2023. As of December 31, 2025, the 5-Year LTIP awards had annualized TSR growth of 4.31%. The 5-Year LTIP is comprised of three tranches, and the respective performance conditions necessary for vesting, as described above, are measured on August 15, 2026, August 15, 2027, and August 15, 2028, respectively.
(8)
Represents the number of PSUs each named executive officer received in 2024. As of December 31, 2025, the 2024 PSUs had a relative TSR ranking of 37.42%. The PSUs granted in 2024 have a measurement period of March 1, 2024 through March 1, 2027.
(9)
Represents the number of PSUs each named executive officer received in 2025. As of December 31, 2025, the 2025 PSUs had a relative TSR ranking of 44.19%. The PSUs granted in 2025 have a measurement period of March 3, 2025 through March 3, 2028.
(10)
Mr. Keyser was granted 24,764 stock options pursuant to his executive employment agreement as an inducement to join the Company, which vest in four equal annual installments beginning on March 2, 2024.
(11)
The RSUs granted to Mr. Keyser on March 2, 2023 are comprised of two awards pursuant to his executive employment agreement as an inducement to join the Company. The first award, for 25,352 RSUs vests in three equal annual installments beginning on March 2, 2024, and the second award, for 8,450 RSUs vests in four equal annual installments beginning on March 2, 2024.
(12)
Mr. Lalla departed from the Company, effective July 30, 2025, and his remaining unvested equity was forfeited upon departure.

2026 PROXY STATEMENT	49

Pay versus Performance

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between executive compensation actually paid and our financial performance. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, see the section titled “Compensation Discussion and Analysis.” Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. TSR has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(4) ($)	Total Stockholder Return(5) ($)	Peer Group Total Stockholder Return(6) ($)	Net Income (millions) ($)	Company-Selected Measure(7) (millions) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	5,970,004	1,455,319	1,839,272	(156,561)	166.99	104.70	136.6	415.9
2024	5,562,902	4,434,413	1,809,258	1,606,897	180.18	101.49	31.4	401.6
2023	9,205,894	17,174,992	3,604,195	5,512,630	171.61	95.12	57.0	371.5
2022	4,253,168	3,980,694	1,922,602	1,580,113	103.06	80.48	92.5	338.5
2021	3,469,301	5,242,754	1,189,717	1,237,959	114.98	96.46	41.4	270.9

(1)
Our PEO for each of 2025, 2024, 2023, 2022 and 2021 was David M. Roberts. The non-PEO named executive officers (the “non-PEO NEOs”) included in the compensation columns above reflect the following: 2025 – Craig C. Conti, Jonathan Baldwin, Jonathan Keyser, Stacey Moser, and Steve Lalla, 2024 – Craig C. Conti, Jonathan Baldwin, Jonathan Keyser, and Steve Lalla, 2023 – Craig C. Conti, Jonathan Baldwin, Jonathan Keyser, and Steve Lalla, 2022 – Craig C. Conti, Norman (Adam) Blake, Jonathan Baldwin, Patricia Chiodo, Rebecca Collins, and Steve Lalla, and 2021 – Steve Lalla, Norman (Adam) Blake, Patricia Chiodo, Rebecca Collins, Garrett Miller, and Mark Talbot.
(2)
Fair value or change in fair value, as applicable, of equity awards in the “Actually Paid” columns was determined by reference to (1) for RSUs, closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for PSUs, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), and (3) for stock options, a Black-Scholes value as of the applicable year-end or vesting date(s), determined using methodologies that are consistent with the original valuation assumptions upon grant, the circumstances of the grant at the measurement date, and other relevant factors under United States generally accepted accounting principles.
(3)
For the portion of “Actually Paid” compensation that is based on year-end stock prices, a price of $22.41 was used as of December 31, 2025. Option valuations for 2025 assumed an expected life between 1.4 and 3.3 years. Option and PSU valuations for 2025 assumed an expected volatility between 24% and 37% and a risk-free rate between 3.4% and 3.9%. All valuations of equity awards were estimated using assumptions and methodologies substantially consistent with those used at grant. These methodologies are consistent with the principles in ASC Topic 718. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below.

50	2026 PROXY STATEMENT

Pay versus Performance

(4)
The dollar amounts reported in the column “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” are computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. No equity incentive awards were modified in 2021, 2022, 2023, 2024, or 2025. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation (as shown in the Summary Compensation Table) for the most recent year to determine the compensation actually paid:

Year	2025
	PEO	Avg. Non- PEO NEOs
Summary Compensation Table Total ($)	5,970,004	1,839,272
Less: Grant Date Fair Value of Equity Awards Granted in the Fiscal Year ($)	(4,499,734)	(1,099,971)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year ($)	4,352,201	846,472
Less: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years ($)	(4,192,724)	(822,893)
Less: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year ($)	(174,426)	(23,098)
Plus: Fair Value at Vesting of Equity Awards Granted and Vested during the Fiscal Year	—	—
Less: Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during the Fiscal Year	—	(896,343)
Less: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—	—
Compensation Actually Paid ($)	1,455,319	(156,561)

(5)
Cumulative TSR represents the cumulative return on a fixed investment of $100 in the Company’s stock, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year in the table, assuming reinvestment of dividends. We have never declared or paid cash dividends on our capital stock.
(6)
Our peer group as reflected in the stock performance graph in our 2021, 2022, 2023, 2024, and 2025 Forms 10-K is the S&P Composite 1500 Data Processing & Outsourced Services Index.
(7)
Our Company-Selected Measure is Adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is calculated as net income adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance.

List of Most Important Financial Performance Measures

The following list outlines what we believe to be the most important performance measures we used to link our named executive officers’ compensation actually paid to our performance for the most recently completed fiscal year:

•
Consolidated and business segment revenue;
•
Consolidated and business segment Adjusted EBITDA; and
•
Individual performance factor representing achievement against key strategic objectives.

2026 PROXY STATEMENT	51

Pay versus Performance

Compensation Actually Paid (“CAP”) versus TSR

The following graph compares the amount of compensation actually paid to Mr. Roberts and the average amount of compensation actually paid to our non-PEO NEOs as a group (excluding Mr. Roberts) to our TSR over the applicable periods.

y TSR

Company TSR versus Peer TSR

The following graph compares our TSR to the TSR of our peer group, the S&P Composite 1500 Data Processing & Outsources Services Index, over the applicable periods.

52	2026 PROXY STATEMENT

Pay versus Performance

Compensation Actually Paid versus Net Income

The following graph compares the amount of compensation actually paid to Mr. Roberts and the average amount of compensation actually paid to our non-PEO NEOs as a group (excluding Mr. Roberts) to our net income over the applicable periods.

CAP vs. Net Income ($M)

Compensation Actually Paid versus Company Selected Measure

The following graph compares the amount of compensation actually paid to Mr. Roberts and the average amount of compensation actually paid to our non-PEO NEOs as a group (excluding Mr. Roberts) to Adjusted EBITDA, our company selected measure of over the applicable periods.

Company TSR vs Peer TSR

CAP vs. Company Selected Measure

2026 PROXY STATEMENT	53

Pay Ratio Disclosure

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the information below regarding the ratio of the annual total compensation of our median compensated employee to that of our Chief Executive Officer (the “CEO Pay Ratio”).

Identifying Our Median Compensated Employee

To determine our median compensated employee, we included our global employee population as of December 31, 2024 (the “Determination Date”), excluding our Chief Executive Officer, ordered based on annual target compensation. We converted foreign currency compensation using applicable foreign exchange rates as of December 31, 2024 for non-domestic employees.

On the Determination Date, our global employee population for purposes of the median employee determination was 1,879 employees (comprised of 1,233 domestic and 646 international employees), including full-time and part-time employees. This determination process identified a median group consisting of several employees and a representative employee was selected from that group, taking into account demographic characteristics that best represent a typical Verra Mobility employee, including tenure, location, role, and responsibilities.

Median Employee’s Total 2025 Compensation

Using our calculation for our median compensated employee, we calculated that employee’s actual 2025 total annual compensation in accordance with the SEC’s requirements for reporting named executive officer compensation in the 2025 Summary Compensation Table, resulting in 2025 annual total compensation of $78,670.

Chief Executive Officer’s Total 2025 Compensation

For the purposes of the 2025 CEO Pay Ratio disclosure, we used Mr. Roberts’ 2025 total compensation as reported in the 2025 Summary Compensation Table, which was $5,970,004.

2025 CEO Pay Ratio

The ratio of Mr. Roberts’ annual total compensation for 2025 to the median employee annual total compensation, determined as described above, was approximately 76:1.

54	2026 PROXY STATEMENT

Option Exercises and Stock Vested Table

Option Exercises and Stock Vested Table

The following table provides additional information about the value realized by our named executive officers on stock option award exercises, RSUs vesting, and PSUs vesting during the fiscal year ended December 31, 2025.

	Option Awards		Stock Awards		Performance Awards
Name	Number of Shares acquired on exercise (#)	Value Realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)	Number of shares acquired on vesting (#)	Value on realized vesting(3) ($)
David R. Roberts	—	—	54,194	1,238,706	86,649	1,989,461
Craig C. Conti	—	—	19,030	442,576	28,882	663,131
Stacey Moser	—	—	—	—	—	—
Jonathan Baldwin	—	—	20,920	493,050	20,218	464,205
Jonathan Keyser	12,382	80,918	4,468	306,795	—	—
Steve Lalla(4)	—	—	22,582	515,291	28,882	663,131

(1)
The value realized on exercise of stock options is the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.
(2)
The value realized on the vesting of RSUs is the closing price of our Class A Common Stock on the vesting date, multiplied by the number of shares vested. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy minimum tax withholding obligations.
(3)
The value realized on the vesting of PSUs is the closing price of our Class A Common Stock on the vesting date, multiplied by the number of shares vested. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy minimum tax withholding obligations.
(4)
Mr. Lalla departed from the Company, effective July 30, 2025, and his remaining unvested equity was forfeited upon departure.

2026 PROXY STATEMENT	55

Employment, Severance and Change in Control Agreements

Employment, Severance and Change in Control Agreements

Executive Employment Agreements

On March 25, 2021, we entered into an amended and restated executive employment agreement with David M. Roberts (the “Roberts Employment Agreement”), which replaced Mr. Roberts’ existing offer letter. We also entered into executive employment agreements with Jonathan Baldwin on January 16, 2022 (the “Baldwin Employment Agreement”), Craig C. Conti on January 29, 2022, as amended on March 29, 2022 (the “Conti Employment Agreement”), Jonathan Keyser on November 8, 2022 (the “Keyser Employment Agreement”), Stacey Moser on June 24, 2025 (the “Moser Employment Agreement”), and Steve Lalla on January 31, 2021 (the “Lalla Employment Agreement”). Collectively, the Roberts Employment Agreement, Baldwin Employment Agreement, Conti Employment Agreement, Keyser Employment Agreement, Moser Employment Agreement, and Lalla Employment Agreement are referred to as the “Executive Employment Agreements.”

The Executive Employment Agreements generally provide for at-will employment and set forth the executive officer’s annual base salary, subject to adjustment. The Executive Employment Agreements additionally provide that each executive officer is eligible to participate in our health and welfare benefit plans, retirement plan, and our long-term equity and other incentive programs, consisting of grants of cash and/or equity awards at the discretion of our Board or its designees. Pursuant to the Executive Employment Agreements, our named executive officers are eligible for termination benefits, which provide for certain employee benefits and severance payments upon a qualifying termination of employment as summarized below under “Termination Benefits under Executive Employment Agreements.” Our compensation committee believes it is in the best interests of our stockholders to extend these benefits to our executives to reinforce and encourage retention and focus on creating stockholder value without undue distraction. In addition, our named executive officers have each executed our standard proprietary information and inventions assignment agreement.

David M. Roberts

Pursuant to the Roberts Employment Agreement, Mr. Roberts is entitled to receive an initial annual base salary of $550,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 100% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. As of December 31, 2025, Mr. Roberts is eligible to earn up to 180% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Craig C. Conti

Pursuant to the terms of the Conti Employment Agreement, Mr. Conti is entitled to receive an initial annual base salary of $450,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Conti also received a one-time inducement equity grant with a grant value of $1,800,000 and a one-time inducement cash bonus of $325,000, both subject to terms outlined in the Conti Employment Agreement. As of December 31, 2025, Mr. Conti is eligible to earn up to 180% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Stacey Moser

Pursuant to the terms of the Moser Employment Agreement, Ms. Moser is entitled to receive an initial annual base salary of $450,000, subject to adjustment on an annual basis, as approved by our compensation committee. She is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 70% of her base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and her personal performance. As of December 31, 2025, Ms. Moser is eligible to earn up to 180% of her target

56	2026 PROXY STATEMENT

Employment, Severance and Change in Control Agreements

bonus under our cash-based bonus plan, based upon our financial achievement and her personal performance.

Jonathan Baldwin

Pursuant to the terms of the Baldwin Employment Agreement, Mr. Baldwin is entitled to receive an initial annual base salary of $385,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Baldwin also received a one-time inducement equity grant with a grant value of $400,000, subject to terms outlined in the Baldwin Employment Agreement. As of December 31, 2025, Mr. Baldwin is eligible to earn up to 180% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Jonathan Keyser

Pursuant to the terms of the Keyser Employment Agreement, Mr. Keyser is entitled to receive an initial annual base salary of $400,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 70% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Keyser also received a one-time inducement equity grant with a grant value of $450,000 and a one-time inducement cash bonus of $200,000, both subject to terms outlined in the Keyser Employment Agreement. As of December 31, 2025, Mr. Keyser is eligible to earn up to 180% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Steve Lalla

Mr. Lalla departed from the Company, effective July 30, 2025. Pursuant to the terms of the Lalla Employment Agreement, Mr. Lalla was eligible to receive continuing payments of his base salary and the cost of his medical benefits for a period of 12 months following a termination of his employment by Verra Mobility for reasons other than “Cause” or Mr. Lalla’s resignation for “Good Reason.” Such severance payments and benefits were subject to Mr. Lalla’s execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation and cooperation covenants. Mr. Lalla was ineligible for incentive plan awards at fiscal year-end.

Termination Benefits under Executive Employment Agreements

Pursuant to the terms of the Executive Employment Agreements, our executives are eligible to receive continuing payments of base salary and the cost of medical benefits. Mr. Roberts is eligible for such benefits for a period of 24 months following a termination of his employment for reasons other than “Cause” or resignation for “Good Reason.” Mr. Conti, Ms. Moser, Mr. Baldwin, and Mr. Keyser are eligible for such benefits for a period of 12 months following a termination of employment for reasons other than “Cause” or resignation for “Good Reason.” Such severance payments and benefits are subject to execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation, and cooperation covenants. Mr. Lalla was eligible for such benefits for a period of 12 months following his departure from the Company, effective July 30, 2025.

2026 PROXY STATEMENT	57

Employment, Severance and Change in Control Agreements

Vesting of Outstanding Equity Awards upon Termination or Change in Control

RSUs

RSUs granted to our named executive officers since 2023 provide that each award may be assumed or substituted on an equivalent basis by the acquiring company upon a change in control (as defined in the 2018 Plan). If the acquiring company does not do so, the outstanding RSUs are accelerated and fully vested provided that the recipient’s service has not terminated prior to the date of the change in control. If the acquiring company does assume or substitute the awards on an equivalent basis, then full-accelerated vesting of the awards is limited to circumstances in which, during the period from 90 days before through one year after a change in control, the recipient’s employment is terminated without cause or the recipient resigns for good reason, provided that such recipient execute a release in our favor.

PSUs and 5-Year LTIP Awards (Change in Control)

PSUs and the 5-Year LTIP awards granted to our named executive officers since 2023 provide that each award may be assumed or substituted on an equivalent basis by the acquiring company upon a change in control. If the acquiring company does not do so, the vesting of the applicable PSUs is accelerated equal to an amount that would have vested based on the actual level of achievement of the performance criteria as of the date of the change in control (calculated as provided in the applicable award agreement), provided that the recipient’s service has not terminated prior to the date of the change in control.

If the acquiring company does assume or substitute the awards on an equivalent basis, then accelerated vesting of the awards is limited to circumstances in which, during the period from 90 days before through (i) one year after a change in control for PSUs, or (ii) August 15, 2028 for 5-Year LTIP awards, the recipient’s employment is terminated without cause or the recipient resigns for good reason. In such a scenario, the vesting of the applicable PSUs is accelerated equal to an amount that would have vested based on the actual level of achievement of the performance criteria as of either (a) the date of the change in control (for pre-change-in-control periods) or (b) the date of termination or resignation (for post-change-in-control periods), as applicable (calculated as provided in the applicable award agreement), provided that such recipient execute a release in our favor.

5-Year LTIP Awards (Termination without Cause)

Additionally, the 5-Year LTIP awards provide for vesting following a termination of a recipient’s employment by Verra Mobility for reasons other than “Cause” or death or “Disability”; provided that such involuntary termination occurs more than 24 months after the grant date and on a date that is not within 90 days of an applicable measurement date. Upon an involuntary termination in the applicable window, the 5-Year LTIP awards will vest based on the actual level of achievement of the during the next applicable measurement date after the date of involuntary termination (calculated as provided in the applicable award agreement).

Vesting Upon Death and Disability

In February 2025, we adopted amendments to the 2018 Plan to provide for accelerated vesting of outstanding awards upon death or disability. Upon death or disability, a recipient’s outstanding RSUs and unvested options vest in full. Our compensation committee also approved that PSUs outstanding upon death or disability will vest in proportion to the percent of the respective performance period completed under the applicable grant. The 5-Year LTIP awards provide for vesting upon the death or disability of a recipient equal to the amount that will vest based on the actual level of achievement during the next applicable measurement date after the date of death or disability (calculated as provided in the applicable award agreement).

Potential Payments upon Termination or Change in Control

The following table provides information regarding the potential payments upon termination without Cause or for Good Reason, or change in control, as applicable, which would have been paid to each named executive officer in the event he had been terminated as of December 31, 2025, the last business day of fiscal year 2025.

58	2026 PROXY STATEMENT

Employment, Severance and Change in Control Agreements

All payments in connection with any such termination will comply with Section 409A of the Code, to the extent Section 409A applies. The actual amounts to be paid out can only be determined at the time of such executive’s separation.

	Termination without Cause or Resignation for Good Reason	Termination without Cause or Resignation for Good Reason with Change in Control	Awards Not Assumed in Connection with Change in Control	Death/ Disability(6)
David M. Roberts
Cash Payment($)(1)	2,800,000	2,800,000	—	—
Benefits($)(2)	54,142	54,142	—	—
Acceleration of Vesting of RSUs($)(3)	—	3,270,269	3,270,269	3,270,269
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	18,210,814	18,210,814	13,446,000
Acceleration of Vesting of Options($)(5)	—	—	—	—
Craig C. Conti
Cash Payment($)(1)	875,000	875,000	—	—
Benefits($)(2)	9,076	9,076	—	—
Acceleration of Vesting of RSUs($)(3)	—	1,518,838	1,518,838	1,518,838
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	7,538,433	7,538,433	3,197,527
Acceleration of Vesting of Options($)(5)	—	—	—	—
Stacey Moser
Cash Payment($)(1)	765,000	765,000	—	—
Benefits($)(2)	—	—	—	—
Acceleration of Vesting of RSUs($)(3)	—	605,160	605,160	605,160
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	—	—	—
Acceleration of Vesting of Options($)(5)	—	—	—	—
Jonathan Baldwin
Cash Payment($)(1)	752,500	752,500	—	—
Benefits($)(2)	28,220	28,220	—	—
Acceleration of Vesting of RSUs($)(3)	—	1,220,449	1,220,449	1,220,449
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	5,578,499	5,578,499	2,374,070
Acceleration of Vesting of Options($)(5)	—	—	—	—
Jonathan Keyser
Cash Payment($)(1)	787,500	787,500	—	—
Benefits($)(2)	2,173	2,173	—	—
Acceleration of Vesting of RSUs($)(3)	—	1,034,625	1,034,625	1,034,625
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	3,570,384	3,570,384	1,365,618
Acceleration of Vesting of Options($)(5)	—	57,700	57,700	—
Steve Lalla
Cash Payment($)(7)	210,917	—	—	—
Benefits($)(8)	18,471	—	—	—

(1)
Assumes a termination date of December 31, 2025, and is based on the executive’s salary and target bonus in effect at such date.
(2)
Reflects the cost related to the continuation of the executive’s health benefits for the period specified.
(3)
The value of RSUs shown is determined by multiplying the number of shares that would vest as of December 31, 2025 in accordance with the applicable equity award agreement terms and the closing price of one share of Class A Common Stock on December 31, 2025.
(4)
The value of PSUs/5-Year LTIP awards shown is determined by multiplying the number of units (at target level) that would vest as of December 31, 2025 in accordance with the applicable equity award agreement terms and the closing price of one share of Class A Common Stock on December 31, 2025.
(5)
The value of options shown is based on the excess of the closing price of one share of Class A Common Stock on December 31, 2025 over the exercise price of such options, multiplied by the number of unvested stock options held by the named executive officer.
(6)
Pursuant to the Executive Employment Agreements, upon death or disability, executives receive accrued but unpaid salary through the date of termination, any unreimbursed business expenses

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Employment, Severance and Change in Control Agreements

incurred and payable in accordance with our standard expense reimbursement policies, and benefits earned, accrued, and due under any qualified retirement plan or health and welfare benefit plan in which executive was a participant in accordance with applicable law and the provisions of such plan. Additionally, the 5-Year LTIP awards provide for vesting upon the death or disability of a recipient equal to the amount that will vest based on the actual level of achievement during the next applicable measurement date after the date of death or disability (calculated as provided in the applicable award agreement).
(7)
The value shown represents the amount paid to Mr. Lalla pursuant to his executive employment agreement through December 31, 2025.
(8)
The value shown represents the amount paid to Mr. Lalla related to the continuation of health benefits through December 31, 2025.

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Equity Compensation Plan Information

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2025. All outstanding awards relate to our Class A Common Stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities in column (a)) (c)
Equity compensation plans approved by security holders	4,724,521	(1)	$13.95	6,010,131	(2)
Equity compensation plans not approved by security holders	—		N/A	—
Total	4,724,521	(1)	$13.95	6,010,131	(2)

(1)
Represents, as of December 31, 2025, (i) 504,864 shares issuable upon exercise of stock options, (ii) 2,153,850 shares issuable upon settlement of RSUs, and (iii) 2,065,807 shares issuable upon settlement of PSUs, inclusive of certain forfeitures attributable to that period. The weighted average exercise price in column (b) does not take RSUs and PSUs into account.
(2)
Represents shares of our Class A Common Stock available for issuance under our 2018 Plan as of December 31, 2025. Awards available for grant under our 2018 Plan include stock options, stock appreciation rights, restricted stock, RSUs and PSUs.

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Transactions With Related Persons

Transactions With Related Persons

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, director nominees, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons or any person (other than a tenant or employee) sharing the household of the foregoing persons, had or will have a direct or indirect material interest.

Employment Arrangements and Equity Grants

We have entered into executive employment agreements with certain of our executive officers, which include certain termination benefits. For more information regarding these arrangements, see “Employment, Severance and Change in Control Agreements” above. We have granted equity awards to our executive officers and members of our Board. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. In addition, we maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as our directors and officers, and (ii) to us with respect to payments which may be made by us to such officers and directors pursuant to any indemnification provision contained in our certificate of incorporation and bylaws or otherwise as a matter of law. We have additionally entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides for indemnification and advancements of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Related Person Transaction Policy

Our audit committee has adopted a written policy and procedures with respect to related person transactions. Under this policy, a transaction constitutes a “related person transaction” if (i) we (or any of our subsidiaries) participate in the transaction, (ii) the transaction’s value exceeds $120,000, and (iii) a related person has or will have a direct or indirect material interest. A related person for the purposes of our policy is any of our executive officers, our directors and director nominees, beneficial owners of more than five percent of our Class A Common Stock, any immediate family member of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of the foregoing persons.

Our audit committee must review and approve related person transactions subject to our related person transaction policy. No member of our audit committee participates in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. Our audit committee reports any transaction that the committee has approved under this policy at each meeting of our Board. If we become aware of related person transactions that had not previously approved or ratified under this policy, our audit committee evaluates all options, including, but not limited to, ratification, amendment or termination of the related person transaction based on all of the relevant facts and circumstances available to our audit committee.

In reviewing a related person transaction, our audit committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to us, (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or officer, (iii) the availability of other sources for comparable products or services, (iv) the terms of the transaction, (v) the terms available to unrelated third parties or to employees generally, and (vi) our related person transaction policy. Our audit committee approves only those related person transactions that are in, or not inconsistent with, our best interests and those of our stockholders, as our audit committee determines in good faith.

There were no such related person transactions in 2025.

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Section 16(a) Beneficial Ownership Reporting Compliance

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A Common Stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2025, our officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

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Questions and Answers About these Proxy Materials, Voting, and the Annual Meeting

Questions and Answers

About these Proxy Materials, Voting, and the Annual Meeting

The information provided below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully before casting your vote. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website addressed in this Proxy Statement are inactive textual references only.

Why am I receiving these materials?

Our Board has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Annual Meeting. The Annual Meeting will take place on Tuesday, May 19, 2026 at 9:00 a.m. Pacific Time and will be completely virtual. You are invited to attend if you are a holder of our Class A Common Stock as of the Record Date (i.e., the close of business on March 24, 2026), or hold a valid proxy. If you are a holder of our Class A Common Stock as of the Record Date, you are requested to vote on the proposals described in this Proxy Statement.

What is a proxy?

A proxy means that you authorize persons selected by us to vote your shares of Class A Common Stock at the Annual Meeting in the way that you instruct. All shares represented by valid proxies that are received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with each stockholder’s specific voting instructions.

What is the notice regarding the availability of proxy materials on the internet?

We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 6, 2026, we expect to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the Record Date entitled to vote at the Annual Meeting. The Notice will provide instructions on how to access our Proxy Statement and 2025 Annual Report, along with how to vote via the Internet or by telephone. Instructions on how to request a printed copy of the proxy materials will also be provided in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help minimize our costs associated with printing and distributing our proxy materials and lessen the environmental impact of our Annual Meeting.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for directors and other matters to be voted on at the Annual Meeting. It also explains the voting process and requirements, describes the compensation of our directors and most highly compensated executive officers, and provides certain other information required by the rules of the SEC.

What should I do with these materials?

Please carefully read and consider the information contained in this Proxy Statement and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares before the Annual Meeting, even if you plan to attend and participate.

How do I attend and participate in the Annual Meeting?

All stockholders as of the Record Date may attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/VRRM2026. In order to vote or submit a question during the Annual

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Questions and Answers About these Proxy Materials, Voting, and the Annual Meeting

Meeting, you will need to enter the control number included in the Notice and follow the instructions posted at www.virtualshareholdermeeting.com/VRRM2026. If you requested printed copies of the proxy materials by mail, your control number will be provided with your proxy card or the instructions that accompany your proxy materials. Broadridge Financial Solutions, Inc. (“Broadridge”) is hosting our virtual Annual Meeting. If you encounter any difficulties accessing the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting login page.

Who can vote at the Annual Meeting?

Only holders of our Class A Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 151,906,484 shares of our Class A Common Stock outstanding and entitled to vote.

What matters am I voting on?

There are four matters scheduled for a vote. The following table sets forth a description of each of the proposals you are being asked to vote on, how you may vote on each proposal and how our Board recommends that you vote on each proposal.

Proposal	Description	How May I Vote?	How Does Our Board Recommend That I Vote?
Proposal 1	Elect three Class II directors, Patrick J. Byrne, David M. Roberts, and John H. Rexford, to hold office until the 2029 annual meeting of stockholders.	You may vote FOR all Class II director nominees, WITHHOLD for all Class II director nominees, or FOR all Class II director nominees except with respect to any one or more nominee.	Our Board recommends a vote FOR each of the Class II director nominees.
Proposal 2	Approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement.	You may vote FOR or AGAINST or you may ABSTAIN from voting.	Our Board recommends a vote FOR approval of the compensation of our named executive officers as described in this Proxy Statement.
Proposal 3	Approve, on an advisory non-binding basis, the frequency of future advisory non-binding votes on the compensation of our named executive officers.	You may vote for a frequency of every 1 YEAR, 2 YEARS, 3 YEARS, or you may ABSTAIN from voting.	Our Board recommends a vote for holding the non-binding advisory vote every 1 YEAR.
Proposal 4	Ratify our Board’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	You may vote FOR or AGAINST or you may ABSTAIN from voting.	Our Board recommends a vote FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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Questions and Answers About these Proxy Materials, Voting, and the Annual Meeting

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of Class A Common Stock are registered directly in your name with our transfer agent, Equinity Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the Annual Meeting or vote by proxy through the Internet, over the telephone, or using a proxy card that you may request. Even if you have submitted a proxy before the Annual Meeting, you may still attend and vote during the Annual Meeting. In such case, your previously submitted proxy will be disregarded.

▪
You may vote your shares held in your name as the stockholder of record by attending the virtual Annual Meeting and voting electronically during the meeting. Follow the instructions posted at www.virtualshareholdermeeting.com/VRRM2026 and reference the control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your proxy card or in the instructions that accompanied your proxy materials. If you are unable to attend the Annual Meeting, it is important to vote in advance.
▪
To vote online before the Annual Meeting, go to www.proxyvote.com.
▪
To vote by toll-free telephone, call 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call).
▪
To vote by mail, simply complete, sign and date the proxy card or voting instruction card and return it promptly in the envelope provided.

If we receive your vote by Internet or phone or your signed proxy card prior to 11:59 p.m. Eastern Time the day before the Annual Meeting, we will vote your shares as you direct.

To vote, you will need the control number, which will be included in the Notice or on your proxy card if you are a stockholder of record of Class A Common Stock as of the Record Date, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of Class A Common Stock in “street name.”

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If, on the Record Date, your shares of Class A Common Stock are held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

If you are a beneficial owner, you should have received a notice containing voting instructions from your brokerage firm, bank, dealer, or similar organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.

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Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

▪
Submit another properly completed proxy card with a later date.
▪
Grant a subsequent proxy by telephone or through the Internet.
▪
Send a written notice that you are revoking your proxy to our Secretary at Verra Mobility Corporation, 2046 Riverview Auto Drive, Suite 300, Mesa, Arizona 85201.
▪
Attend the virtual Annual Meeting and vote electronically during the Annual Meeting. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the Internet, by telephone, or by completing your proxy card before the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “ABSTAIN.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposals 1, 2, and 3 are non-routine matters, so your broker or nominee may not vote your shares on Proposals 1, 2, and 3 without your instructions. Proposal 4 (the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026) is a routine matter, so your broker or nominee may vote your shares on Proposal 4 even in the absence of your instruction.

Please instruct your bank, broker, or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of each of the nominees for Class II director, FOR the advisory approval of our named executive officer compensation, for 1 YEAR as the preferred frequency of advisory votes to approve our named executive officer compensation, and FOR the ratification of the selection of Deloitte as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

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Questions and Answers About these Proxy Materials, Voting, and the Annual Meeting

How many votes do I have?

Each stockholder will have the right to one vote per share of Class A Common Stock held as of the Record Date.

How many votes are needed to approve each proposal?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal	Description	Voting Requirement
Proposal 1	Elect three Class II directors, Patrick J. Byrne, David M. Roberts, and John H. Rexford, to hold office until the 2029 annual meeting of stockholders.

Each Class II director must be elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of FOR votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A WITHHOLD vote will have no effect on the vote. Proposal 1 is a non-routine matter. Therefore, a broker, bank, or securities intermediary does not have authority to vote a customer’s unvoted shares held by such firm in street name on this proposal if the customer has not provided voting instructions to the broker, bank, or securities intermediary. As a result, any shares not voted by a stockholder of record will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2	Approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement.

This proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders FOR the approval of the proposal must exceed the number of votes cast AGAINST the approval of the proposal. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect on the outcome of this proposal. Proposal 2 is a non-routine matter. Therefore, a broker, bank, or securities intermediary does not have authority to vote a customer’s unvoted shares held by such firm in street name on this proposal if the customer has not provided voting instructions to the broker, bank, or securities intermediary. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Proposal 2 is non‑binding. Because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Proposal 3	Approve, on an advisory non-binding basis, the frequency of future advisory non-binding votes on the compensation of our named executive officers.

The frequency (every 1 YEAR, 2 YEARS, or 3 YEARS) receiving the greatest number of votes cast will be considered the frequency selected by stockholders. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect as a vote on the outcome of this proposal. Proposal 3 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. If none of the frequency alternatives receives a majority of the votes cast (excluding abstentions and broker non-votes), we will consider the highest number of votes cast by the stockholders to be the frequency that has been selected by the stockholders. Proposal 3 is non-binding. Because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative

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Proposal	Description	Voting Requirement
approved by our stockholders.
Proposal 4	Ratify our Board’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

This proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders FOR the approval of the proposal must exceed the number of votes cast AGAINST the approval of the proposal. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect on the outcome of this proposal. Proposal 4 is a routine matter. Therefore, if you are a beneficial owner, your broker, bank, or other nominee may vote your shares on this proposal without receiving voting instructions from you.

How are votes counted?

You may vote FOR all Class II director nominees, WITHHOLD for all Class II director nominees, or FOR all Class II director nominees except with respect to any one or more nominee. Regarding the approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement, you may vote FOR or AGAINST or you may ABSTAIN from voting. You may vote to recommend, on an advisory non‑binding basis, that we hold an advisory non-binding vote on the compensation of our named executive officers every 1 YEAR, 2 YEAR, or 3 YEARS, or you may ABSTAIN from voting. For the ratification of the selection of Deloitte as our independent registered public accounting firm, you may vote FOR or AGAINST or you may ABSTAIN from voting. Abstentions, withheld votes, and broker non-votes are not treated as votes cast either for or against a matter, and therefore will not affect the outcome of the vote.

Who counts the votes?

We have engaged Broadridge as our independent agent to tabulate stockholder votes. If you are a stockholder as of the Record Date, and you choose to vote over the Internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card will be returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name,” as applicable) will return one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We are paying for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals and stockholder solicitation of proxies in support of director nominees to be brought before the 2027 annual meeting.

Our bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, a stockholder must give timely notice thereof in writing to our Secretary at Verra Mobility Corporation, 2046 Riverview Auto Drive, Suite 300, Mesa, Arizona 85201. To be timely for the 2027 annual meeting of stockholders, a stockholder’s notice, including any notices intended to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act, must be delivered to or mailed and received by our Secretary at our principal executive offices between January 19, 2027 and February 18, 2027; provided that if the date of the 2027 annual meeting of stockholders is earlier than April 4, 2027 or later than July 3, 2027, a stockholder must give the required

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Questions and Answers About these Proxy Materials, Voting, and the Annual Meeting notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or the 10th day following the day on which public disclosure of that meeting date is first made, whichever would be later. A stockholder’s notice to our Secretary must also set forth the information required by our bylaws.

Requirements for stockholder proposals to be considered for inclusion in our next year’s proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the 2027 annual meeting of stockholders, must be received by us not later than December 7, 2026 in order to be considered for inclusion in our proxy materials for that meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of Class A Common Stock issued, outstanding, and entitled to vote at the Annual Meeting are present at the meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another date.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

▪
view our proxy materials for the Annual Meeting on the Internet; and
▪
instruct us to send you future proxy materials by email.

Our proxy materials are also available on the Internet at www.proxyvote.com and on our investor relations website at https://ir.verramobility.com (information at or connected to our website is not and should not be considered part of this Proxy Statement). Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will lessen the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on each Notice to ensure that all your shares are voted.

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What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers, or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. “Householding” helps to reduce our printing and postage costs, reduces the amount of mail you receive, and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, or you would like to revoke your consent to future “householding” mailings, please contact your broker, bank, or other agent or contact us at the address below. You can also request prompt delivery of the Notice and proxy materials by contacting us in the same manner.

Verra Mobility Corporation

Attn: Investor Relations

2046 Riverview Auto Drive, Suite 300

Mesa, Arizona 85201

(480) 443-7000

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Other Matters

Other Matters

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC. Filings are available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10‑K at https://ir.verramobility.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to our Secretary at 2046 Riverview Auto Drive, Suite 300, Mesa, Arizona 85201.

* * * * *

By order of the Board,

Jon Keyser
Executive Vice President, Chief Legal Officer and Corporate Secretary
Mesa, Arizona
April 6, 2026

72	2026 PROXY STATEMENT

Other Matters

ADJUSTED EBITDA

In this Proxy Statement, we provide Adjusted EBITDA, which is a non-GAAP financial measure that represents net income adjusted to exclude interest expense, net, income taxes, depreciation, amortization and certain non-cash and non-recurring items. Below is a reconciliation of net income to Adjusted EBITDA on a consolidated basis, the most directly comparable GAAP financial measure.

We use the non-GAAP financial measure of Adjusted EBITDA to measure our performance from period to period, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition, we believe that Adjusted EBITDA provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance relative to other periods. This non-GAAP financial measure has certain limitations as an analytical tool and should not be used as a substitute for net income prepared in accordance with GAAP.

The following table reflects the reconciliation of net income to Adjusted EBITDA for each of the periods indicated:

	For the Year Ended December 31,
($ in thousands)	2025	2024
Net income	$136,633	$31,448
Interest expense, net	64,618	73,902
Income tax provision	58,349	47,660
Depreciation and amortization	114,080	108,525
Transaction and other related expenses (i)	7,444	5,369
Transformation expenses (ii)	9,123	4,444
Legal accrual/settlement (iii)	(1,540)	8,250
Goodwill impairment (iv)	—	97,076
Tax receivable agreement liability adjustment	687	(257)
Loss on interest rate swap	—	494
Loss on extinguishment of debt (v)	1,335	1,745
Stock-based compensation (vi)	25,176	22,958
Adjusted EBITDA	$415,905	$401,614

(i)
Transaction and other related expenses for the periods presented primarily related to deal costs incurred for potential acquisitions and debt modification costs related to the 2024 and 2025 refinancings on our first lien term loan.
(ii)
Transformation expenses for the 2025 periods primarily consist of expenses related to exit activities initiated during the fourth quarter in addition to a non-cash benefit in relation to a building lease for the full year. Transformation expenses for the 2024 periods consist of severance and other employee separation costs related to exit activities initiated during the period.
(iii)
This relates to accruals and adjustments to loss contingencies for the periods presented.
(iv)
This relates to the impairment of goodwill in our Parking Solutions segment.
(v)
Loss on extinguishment of debt consists of the write-off of pre-existing original issue discounts and deferred financing costs associated with the refinancing of our debt.
(vi)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the 2018 Plan.

2026 PROXY STATEMENT	73

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VRRM2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 18, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88522-P42483

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERRA MOBILITY CORPORATION

The Board of Directors recommends you vote FOR ALL with respect to the following:

	For All	Withhold All	For All Except
1. Elect three Class II directors, Patrick J. Byrne, David M. Roberts, and John H. Rexford, to serve on our Board until our 2029 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Patrick J. Byrne
02) David M. Roberts
03) John H. Rexford

The Board of Directors recommends you vote FOR proposal 2:	For	Against	Abstain
2. Approve, on an advisory basis (non-binding), the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3:	1 Year	2 Years	3 Years	Abstain
3. Approve, on an advisory basis (non-binding), the frequency of future advisory votes approving the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4:	For	Against	Abstain
4. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V88523-P42483

VERRA MOBILITY CORPORATION
Annual Meeting of Stockholders
May 19, 2026 9:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Verra Mobility Corporation hereby appoint(s) Jon Keyser and Raph Avraham, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Verra Mobility Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting to be held virtually at www.virtualshareholdermeeting.com/VRRM2026 on May 19, 2026 at 9:00 AM PDT, and any adjournment or postponement thereof, in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement and otherwise to represent the undersigned at the meeting with all powers the undersigned would possess if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2026 Annual Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side